EXHIBIT 99.2

FOR IMMEDIATE RELEASE
                        FARM FRESH ANNOUNCES COMPLETION
                              OF SALE TO RICHFOOD

         NORFOLK, VA, March 5, 1998. . .Farm Fresh, Inc., a privately-held supermarket chain based in Norfolk, Virginia, today announced the completion of its sale to Richfood Holdings, Inc. (NYSE:RFH). As previously announced, the sale was effected through a prepackaged voluntary reorganization of Farm Fresh under Chapter 11 of the U.S. Bankruptcy Code. The purchase price consisted of $221.7 million cash plus $29.5 million in assumed capital leases, plus 1.5 million cash plus $29.5 million in assumed capital leases, plus 1.5 million warrants for the purchase of shares of Richfood common stock at an exercise price of $25 per share with a term of five years following issuance.

For additional information, contact:

Richard D. Coleman
Executive Vice President & Chief Financial Officer
Farm Fresh, Inc.
(757) 480-6806



                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE



                                                                       )
In re:                                                                 )        Chapter 11
                                                                       )
                                                                       )
FF HOLDINGS CORPORATION, and                                           )        Case No. 98.37
FARM FRESH, INC.,                                                      )        Case No. 98.38
                                                                       )
                                                                       )
                                               Debtors.                )






                    JOINT PLAN OF REORGANIZATION PROPOSED BY
                  FF HOLDINGS CORPORATION AND FARM FRESH, INC.

         FF Holdings Corporation and Farm Fresh, Inc., propose the following joint plan of reorganization pursuant to Chapter 11 of the Bankruptcy Code.



                                    ARTICLE I

                                   DEFINITIONS

         The following terms used in the Plan shall have the meanings specified below, and such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires. Terms defined in the Disclosure Statement shall have the same meanings when used herein. Any term used in the Plan, whether or not capitalized, that is not defined in the Plan or in the Disclosure Statement, but that is defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meaning set forth in the Bankruptcy Code or the Bankruptcy Rules.

         1.1 Administrative Claims: The collective reference to all Claims for costs and expenses of administration of these Cases with priority under Bankruptcy Code ss.507(a)(1), including without limitation all Claims of the DIP Facility Lenders arising under the DIP Facility, any adjustment to the Cash Sale Proceeds in favor of the Buyer pursuant to Section 2.4(b) of the Purchase Agreement, costs and expenses allowed under Bankruptcy Code ss.503(b), the actual and necessary costs and expenses of preserving the estates of the Debtors and operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors, professional fees and expenses of the Debtors and the Committee, and any fees or charges assessed against the estates of the Debtors under 28 U.S.C. ss.1930, but specifically excluding items in any of the above categories that constitute Assumed Liabilities, which shall be the sole responsibility of the Buyer.

         1.2 Affiliate: This term shall have the meaning assigned to it in Bankruptcy Code ss.101(2); provided, however, that where the context so requires, the term "debtor" in such section shall mean that entity to which the defined term "Affiliate" refers.

         1.3 Allowance Date: The date a Claim or Interest becomes an Allowed Claim or an Allowed Interest, respectively.

         1.4 Allowed Administrative Claim: Any Administrative Claim that is an Allowed Claim; provided, however, that a Holder of any Administrative Claim arising prior to the Effective Date -- other than for goods or non-professional services provided to the Debtors during the bankruptcy proceedings in the ordinary course of business and Claims arising under the DIP Facility -- must file a request for payment on or before 30 days after the Effective Date in order to have such Administrative Claim eligible to be considered an Allowed Administrative Claim.

         1.5 Allowed Claim: Any Claim against the Debtors to the extent that (i) such Claim has not been withdrawn, paid in full, or otherwise deemed satisfied in full, (ii) proof of such Claim was filed on or before the Claims Filing Bar Date (or, if not filed by such date, any Claim filed with leave of the Bankruptcy Court, after notice and a hearing), and (iii) no objection to the allowance of such Claim has been interposed on or before the Claims Objection Bar Date or such objection having been so interposed, such Claim is allowed by a Final Order. Unless otherwise specified, "Allowed Claim" shall not include (i) punitive or exemplary damages, or (ii) any fine, penalty, or forfeiture.

         1.6 Allowed Class . . . Claim: Any Allowed Claim in the particular Class described.

         1.7 Allowed Class . . . Interest: Any Allowed Interest in the particular Class described.

         1.8 Allowed Interest: Any Interest in the Debtors in the amount and of the priority classification set forth in any proof of such Interest that has been filed or deemed filed timely in these Cases or filed late with leave of the Bankruptcy Court, after notice and a hearing, or in the absence of such proof, as set forth in the Stockholder List, unless (i) such Interest has been listed as disputed, contingent, or unliquidated, in which case such Interest shall be allowed only in such amount and such classification as is authorized by Final Order of the Bankruptcy Court, (ii) such Interest has been or may be objected to on or before the Claims Objection Bar Date, in which case such Interest shall be allowed only in such amount and such classification as is authorized by Final Order of the Bankruptcy Court, or (iii) such Interest has been paid in full, withdrawn, or otherwise deemed satisfied in full.

         1.9 Allowed Priority Claim:  Any Priority Claim that is an Allowed
Claim.

         1.10 Allowed Tax Claim:  Any Tax Claim that is an Allowed Claim.

         1.11 Allowed Unsecured Claim: Any Unsecured Claim that is an Allowed Claim.

         1.12 Asset Sale: The sale of the Purchased Assets to, and the assumption of the Assumed Liabilities by, the Buyer pursuant to the Purchase Agreement.

         1.13 Assets: All of the right, title, and interest of the Debtors in any and all assets and property, whether tangible, intangible, real, or personal, that constitute property of the Debtors' estates within the purview of Bankruptcy Code ss.541, including without limitation, Bankruptcy Claims and any and all claims, causes of action, or rights of the Debtors under federal or state law.

         1.14 Assumed Liabilities: All of the liabilities of Farm Fresh assumed by the Buyer in the Purchase Agreement and as defined therein.

         1.15 Available Cash: The reference to Available Farm Fresh Cash and/or Available Holdings Cash, as appropriate.

         1.16 Available Farm Fresh Cash: The sum of the following cash and proceeds available for distribution pursuant to Section 6.5 of the Plan: all cash or cash equivalents constituting the Assets of Farm Fresh or the proceeds thereof including, but not limited to, the Cash Sale Proceeds, the amounts otherwise available to Holders of Allowed Class 3A and 5A Claims (to the extent that the Holders of Allowed Class 3B Claims have not been paid the full amount of such Allowed Claims), and all other bank deposits, certified or cashier's checks, and other similar items, and such additional funds thereafter received by Farm Fresh or Reorganized Farm Fresh related to the Assets of Farm Fresh, as the result of the liquidation of Residual Assets, or otherwise, less:

           (a) Any amounts required to be reserved for or paid by Farm Fresh or Reorganized Farm Fresh to the Holders of Allowed Administrative or Tax Claims against Farm Fresh or the Holders of Allowed Class 1, 2A, 2B, 3C, or 3D Claims;

           (b) Any payments required to be reserved for or made on account of reasonable and necessary fees and expenses of agents, advisors, and professionals employed or engaged by Farm Fresh or Reorganized Farm Fresh for the benefit of the Creditors and Interest Holders of Farm Fresh, any taxes payable by Farm Fresh or Reorganized Farm Fresh, and other expenses incurred by Reorganized Farm Fresh in connection with the post-Effective Date activities of Reorganized Farm Fresh related to the Assets of Farm Fresh, the litigation or other resolution of Disputed Claims and Disputed Interests against Farm Fresh or any remaining causes of action by or against Farm Fresh, the liquidation of the Residual Assets, the winding up of the affairs of Farm Fresh, or otherwise; and

           (c) Any other payments that Reorganized Farm Fresh is required to make or reserve for under the Plan related to Farm Fresh.

         1.17 Available Holdings Cash: The sum of the following cash and proceeds available for distribution pursuant to Section 6.6 of the Plan: all cash or cash equivalents constituting the Assets of Holdings or the proceeds thereof including, but not limited to, distributions received on account of Allowed Class 3C Claims and Class 4 Interests, and all other bank deposits, certified or cashier's checks, and other similar items, and such additional funds thereafter received by Holdings or Reorganized Farm Fresh related to the Assets of Holdings, less:

           (a) Any amounts required to be reserved for or paid to the Holders of Allowed Administrative or Tax Claims against Holdings;

           (b) Any payments required to be reserved for or made on account of reasonable and necessary fees and expenses of agents, advisors, and professionals employed or engaged by Holdings or Reorganized Farm Fresh for the benefit of the Creditors and Interest Holders of Holdings, any taxes payable by Holdings, and other expenses incurred by Reorganized Farm Fresh in connection with the post-Effective Date activities of Reorganized Farm Fresh related to the Assets of Holdings, the litigation or other resolution of Disputed Claims and Disputed Interests against Holdings or any remaining causes of action by or against Holdings, the winding up of the affairs of Holdings, or otherwise; and

           (c) Any other payments that Reorganized Farm Fresh is required to make or reserve for under the Plan related to Holdings.

         1.18 Bankruptcy Claims: All claims, rights, and causes of action created in favor of the Debtors under the Bankruptcy Code, including but not limited to all preference, fraudulent conveyance, and other avoidance claims, rights, and causes of action arising under Bankruptcy Code ss.ss.542 through 553.

         1.19 Bankruptcy Code: The Bankruptcy Reform Act of 1978, Title 11, United States Code, as amended from time to time.

         1.20 Bankruptcy Court: The United States Bankruptcy Court for the District of Delaware or any other court of competent jurisdiction exercising jurisdiction over these Cases.

         1.21 Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, promulgated under Section 2075, Title 28, United States Code, as amended from time to time.

         1.22 Business Day: A day other than a Saturday, Sunday, or "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)) or any other day on which commercial banks in New York, New York are authorized or required by law to close.

         1.23 Buyer: FF Acquisition, or such other entity as may be approved by the Debtors, by the Committee, and by the Bankruptcy Court to purchase the Purchased Assets in accordance with the terms of Purchase Agreement.

         1.24 (These) Cases: The cases for the reorganization of the Debtors commenced by voluntary petition under Chapter 11 of the Bankruptcy Code, filed on the Petition Date, in the Bankruptcy Court.

         1.25 Cash Sale Proceeds: The cash proceeds received from the Buyer under the Purchase Agreement, subject to the working capital adjustment contained therein.

         1.26 Chapter 11:  Chapter 11 of the Bankruptcy Code.

         1.27 Claim: Any right to payment from the Debtors arising, or with respect to which the obligation giving rise to such right has been incurred, before the Effective Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or any right arising, or with respect to which the obligation giving rise to such right has been incurred, before the Effective Date to an equitable remedy for breach of performance if such breach gives rise to a right to payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.

         1.28 Claims Filing Bar Date: The date designated by Final Order of the Bankruptcy Court as the last date for filing Proofs of Claim (other than with respect to Administrative Claims).

         1.29 Claims Objection Bar Date: The last date for filing an objection in respect of any Proof of Claim (other than with respect to Administrative Claims and Claims for damages arising out of the rejection of Executory Contracts) or Interest, which date shall be 60 days after the later of the Effective Date or the date such Claim or Interest is filed.

         1.30 Class: A category, designated herein, of Holders of Claims or Interests that are substantially similar to the other Claims or Interests in such category as specified in Article II of the Plan.

         1.31 Committee: The informal steering committee of Senior Noteholders, initially composed of PPM America Special Investments Fund, LP, Moore Capital Management, Inc., and Conseco Capital Management.

         1.32 Confirmation: The entry by the Bankruptcy Court of an order confirming the Plan in accordance with the provisions of Chapter 11.

         1.33 Confirmation Date: The date upon which the Confirmation Order is entered on the docket by the Clerk of the Bankruptcy Court.

         1.34 Confirmation Order: The order of the Bankruptcy Court confirming the Plan.

         1.35 Convertible  Debentures  Subordination   Provisions:   The
subordination  and  related provisions contained in the Convertible Indenture.

         1.36 Convertible Indenture: The Indenture dated as of March 1, 1985, as amended, between Farm Fresh and Crestar Bank (successors to United Virginia
Bank), as trustee.

         1.37 Convertible Subordinated Debentures: The 7.5% Convertible Subordinated Debentures due in 2010, issued by Farm Fresh in March, 1985, pursuant to the Convertible Indenture.

         1.38 Creditor: Any entity that is the Holder of any Allowed Claim against the Debtors that arose (or is based on an obligation incurred) on or before the Petition Date, including, without limitation, any Allowed Claim against the Debtors' estates of a kind specified in Bankruptcy Code ss.502(g),
(h), or (i).

         1.39 Debtors:  Holdings and Farm Fresh.

         1.40 Debentureholders: Collectively, the Holders of the Convertible Subordinated Debentures.

         1.41 DIP Facility: The revolving credit facility to be provided to the Debtors by the DIP Facility Lenders pursuant to Bankruptcy Code ss.364, together with the documents, instruments, agreements, and orders of the Bankruptcy Court authorizing and governing such facility.

         1.42 DIP Facility Lenders: Fleet Capital Corporation, as agent and lender, and Heller Financial, Inc., as lender, pursuant to the DIP Facility, and their successors and assigns thereunder, or such other lenders as may be approved by the Bankruptcy Court to provide the DIP Facility.

         1.43 Disclosure Statement: The Disclosure Statement and all supplements and exhibits thereto that relate to the Plan and that are approved by the Bankruptcy Court pursuant to Bankruptcy Code ss.1125, as the same may be amended or modified by the Debtors from time to time pursuant to the Bankruptcy Code and the Bankruptcy Rules.

         1.44 Disputed Claim: A Claim as to which a Proof of Claim has been filed, or deemed filed under applicable law, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been withdrawn on or before the Claims Objection Bar Date and has not been overruled or denied by a Final Order. Prior to the Claims Objection Bar Date, for the purposes of the Plan, a Claim shall be considered a Disputed Claim in its entirety if: (i) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled by the Debtors in their Schedules of Assets and Liabilities; (ii) any corresponding Claim scheduled by the Debtors in their Schedules of Assets and Liabilities has been scheduled as disputed, contingent, or unliquidated, irrespective of the amount scheduled; or
(iii) no corresponding Claim has been scheduled by the Debtors in their Schedules of Assets and Liabilities.

         1.45 Disputed Claims Reserve: This term shall have the meaning set forth in Section 6.10(a) of the Plan.

         1.46 Disputed Interest: An Interest as to which a Proof of Interest has been filed, or deemed filed under applicable law, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been withdrawn on or before the Claims Objection Bar Date and has not been overruled or denied by a Final Order. Prior to the Claims Objection Bar Date, for the purposes of the Plan, an Interest shall be considered a Disputed Interest in its entirety if: (i) the amount of the Interest specified in the Proof of Interest exceeds the amount of any corresponding Interest set forth in the Stockholder List; (ii) the priority classification of the Interest specified in the Proof of Interest is higher than the priority classification of any corresponding Interest set forth in the Stockholder List; (iii) any corresponding Interest set forth in the Stockholder List has been listed as disputed, contingent, or unliquidated either as to amount or to priority classification; or (iv) no corresponding Interest has been set forth in the Stockholder List.

         1.47 Effective Date: The first Business Day: (a) that is at least 13 days after the Confirmation Date; (b) on which no stay of the Confirmation Order is in effect; and (c) on which all conditions in Article VIII of the Plan have been satisfied or have been waived as provided in the Plan.

         1.48 Executory Contract: Any executory contract or unexpired lease, subject to Bankruptcy Code ss.365, between one of the Debtors and any other Person or Persons, specifically excluding contracts and agreements entered into pursuant to the Plan.

         1.49 Farm Fresh:  Debtor Farm Fresh, Inc., a Virginia corporation.

         1.50 Farm Fresh Common Stock: The common stock, par value $.01 per share, of Farm Fresh, which has constituted and shall constitute the sole class of capital stock in Farm Fresh at all times during these Cases prior to and on the Effective Date, and any options, warrants, or rights, contractual or otherwise, to acquire such shares of common stock.

         1.51 Farm Fresh Employees: The present and former employees (including retirees) of Farm Fresh.

         1.52 FF Acquisition: FF Acquisition, L.L.C., a Virginia limited liability company, wholly-owned by Richfood.

         1.53 Final Order: An order or judgment entered by the Bankruptcy Court that has not been reversed, stayed, modified, or amended and that has not been and may no longer be appealed from or otherwise reviewed or reconsidered, as a result of which such order or judgment shall have become final and non-appealable in accordance with Bankruptcy Rule 8002.

         1.54 Holder: The beneficial owner of any Claim or Interest, which, in the case of an investment company, shall be the investment company and not its stockholders, and in the case of an insurance company, shall be the insurance company and not its insureds.

         1.55 Holdings: Debtor FF Holdings Corporation, a Delaware corporation that owns 100% of the Farm Fresh Common Stock.

         1.56 Holdings Common Stock: The Class A, Class B, and Class C common stock, par value $.01 per share, of Holdings, which, along with the Holdings Preferred Stock, have constituted and shall constitute the sole classes of capital stock in Holdings at all times during these Cases prior to and on the Effective Date, and any options, warrants, or rights, contractual or otherwise, to acquire such shares of common stock.

         1.57 Holdings Indenture: The Indenture dated as of October 1, 1992, as amended, between Holdings and First Bank, National Association, as Trustee.

         1.58 Holdings Noteholders: Collectively, the Holders of the Holdings Notes.

         1.59 Holdings Notes: The 14.25% Senior Notes due October 1, 2002, issued by Holdings on October 9, 1992, and those provided in an exchange offer in early 1993, in either case pursuant to the Holdings Indenture.

         1.60 Holdings Notes Subordination Provisions: The subordination and related provisions contained in the Holdings Indenture.

         1.61 Holdings Preferred Stock: The 14.25% cumulative preferred stock of Holdings, with a liquidation value of $100 per share, and any options, warrants, or rights, contractual or otherwise, to acquire such preferred stock.

         1.62 Initial Distribution Date: The first Business Day that is 5 Business Days after the Effective Date or such other date as the Bankruptcy Court may order.

         1.63 Interest: An ownership interest in the Debtors as evidenced by capital stock of the Debtors and any rights to any dividends or distributions as a result of such ownership.

         1.64 New Common Stock: The common stock, par value $.01 per share, of Reorganized Farm Fresh to be issued on the Effective Date and distributed in the manner provided by the Plan.

         1.65 Notes: Collectively, the Senior Notes, the Convertible Subordinated Debentures, and the Holdings Notes.

         1.66 Old Credit Agreement: The Revolving Credit Agreement, dated as of December 10, 1993, as amended, among Farm Fresh, as borrower, Holdings, as guarantor, and the Old Credit Agreement Banks, together with all documents, instruments, and agreements related thereto or entered into in connection therewith.

         1.67 Old Credit Agreement Banks: Fleet Bank, N.A. (as successor to NatWest USA Credit Corp.), as agent and lender, and Heller Financial, Inc., as lender, pursuant to the Old Credit Agreement, and their successors and assigns thereunder.

         1.68 Old Credit Agreement Claims: All Claims of the Old Credit Agreement Banks arising under or relating to the Old Credit Agreement, which, for purposes of the Plan, shall be deemed to be Allowed and fully Secured Claims, less the sum of all payments made in cash by the Debtors to the Old Credit Agreement Banks prior to the Effective Date on account of such Claims pursuant to the interim order approving the DIP Facility under Bankruptcy Code ss.364.

         1.69 Person: An individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any political subdivision thereof, or any other entity.

         1.70 Petition Date: The date upon which the petitions for relief under Chapter 11 with respect to the Debtors were filed.

         1.71 Plan: The Plan of Reorganization proposed by the Debtors set forth herein, and all supplements and exhibits thereto, as the same may be amended or modified by the Debtors from time to time pursuant to the Plan, the Bankruptcy Code, and the Bankruptcy Rules.

         1.72 Priority Claims: All Claims that are entitled to priority pursuant to Bankruptcy Code ss.507(a) or (b) and that are not Administrative Claims or Tax Claims.

         1.73 Proof of Claim: Any written statement filed under oath in these Cases by a Creditor in which such Creditor sets forth the amount owed and sufficient detail to identify the basis for a Claim.

         1.74 Proof of Interest: Any written statement filed under oath in these Cases by an Interest Holder in which such Interest Holder sets forth the amount and priority of such Interest with sufficient detail to identify the basis for an Interest.

         1.75 Pro Rata: Proportionately, so that a Pro Rata distribution with respect to an Allowed Claim or an Allowed Interest of a particular Class bears the same ratio to all distributions (and, in the case of Disputed Claims or Disputed Interests, allocations) on account of a particular Class or Classes, as the dollar amount of such Allowed Claim or Allowed Interest bears to the dollar amount of all Allowed Claims or Allowed Interests and Disputed Claims or Disputed Interests in such Class or Classes.

         1.76 Purchase Agreement: The Asset Purchase Agreement, dated as of November 26, 1997, by and among Farm Fresh, Richfood, and FF Acquisition (without giving effect to any modifications thereof or amendments thereto), or
(i) such modifications thereof or amendments thereto as may be approved by the Debtors, Richfood, FF Acquisition, the Committee, and the Bankruptcy Court, or
(ii) such other agreement for the purchase of the Purchased Assets by a party other than FF Acquisition as may be approved by the Debtors, the Committee, and the Bankruptcy Court.

         1.77 Purchased Assets: Those Assets of Farm Fresh sold and assigned to, and purchased by, the Buyer pursuant to the Asset Sale.

         1.78 Rejection Claims: All Claims arising as a result of the Debtors' rejection of Executory Contracts pursuant to Bankruptcy Code ss.ss.365 and 1123, subject to the limitations provided in Bankruptcy Code ss.502(b).

         1.79 Reorganized Farm Fresh: Farm Fresh, as reorganized pursuant to the Plan and the Confirmation Order.

         1.80 Residual Assets: Collectively, all of the Assets of Farm Fresh other than the Purchased Assets, including without limitation the Excluded Assets (as defined in the Purchase Agreement) and the Bankruptcy Claims, if any.

         1.81 Richfood: Richfood Holdings, Inc., a Virginia corporation.

         1.82 Secured Claims: All Claims that are secured by a valid, perfected, enforceable, and non-avoidable lien on any of the Assets of one of the Debtors or that are subject to setoff under Bankruptcy Code ss.553, to the extent of the value of the interest of each Holder of such Claim in such Debtor's interest in the liened Assets or to the extent of the amount of the setoff, as applicable, provided, however, that if the Holder's Class timely elects application of Bankruptcy Code ss.1111(b)(2), each Holder's Claim in such Class shall be a Secured Claim in the full amount of the Holder's Allowed Claim.

         1.83 Senior Noteholders: Collectively, the Holders of the Senior Notes.

         1.84 Senior Notes: The 12.25% Senior Notes due October 1, 2000, issued by Farm Fresh on October 9, 1992, and December 13, 1993 (Series A), and those provided in an exchange offer in May, 1994 (Series A), pursuant to those certain Indentures dated as of October 1, 1992, and December 13, 1993, respectively.

         1.85 Stockholder List: The listing of stockholders of the Debtors filed by the Debtors in these Cases, as the same may be amended or modified by the Debtors from time to time.

         1.86 Tax Claims: All Claims that are entitled to priority under Bankruptcy Code ss.507(a)(8) (excluding Assumed Liabilities).

         1.87 Trade Claims: All Unsecured Claims of ordinary course suppliers of goods and services to Farm Fresh.

         1.88 Unsecured Claims: All Claims that are neither Secured Claims nor entitled to priority under the Bankruptcy Code or an order of the Bankruptcy Court, excluding Claims that are subordinated pursuant to Bankruptcy Code ss.510.

         1.89 Warrants: Warrants to purchase shares of Richfood, as more fully defined in the Purchase Agreement.


                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

 In accordance with Bankruptcy Code ss.1123(a)(1), Administrative Claims and Tax Claims have not been classified and are excluded from the following Classes. (Article III describes the treatment of Administrative Claims and Tax Claims.) For the purposes of the Plan, Holders of Claims against, or Interests in, the Debtors are grouped as follows in accordance with Bankruptcy Code ss.1122(a):

    2.1 Class 1 - Priority Claims. Class 1 consists of all Allowed Priority Claims.

    2.2 Class 2 - Secured Claims Against Farm Fresh.
          (a) Class 2A - Old Credit Agreement Claims. Class 2A consists of all Old Credit Agreement Claims.

          (b) Class 2B - Other Secured Claims Against Farm Fresh. Class 2B consists of all Allowed Secured Claims against Farm Fresh other than the Old Credit Agreement Claims.


    2.3 Class 3.  Unsecured Claims Against Farm Fresh.

          (a) Class 3A - Convertible  Subordinated  Debentures Claims.  Class
3A consists of all Allowed Claims of the Debentureholders under or in connection with the Convertible Subordinated Debentures, to the extent that such Debentures are outstanding and have not been canceled.

          (b) Class 3B - Senior Notes Claims. Class 3B consists of all Allowed Claims of the Senior Noteholders under or in connection with the Senior Notes.

          (c) Class 3C - General Unsecured Claims Against Farm Fresh. Class 3C consists of all Allowed Unsecured Claims against Farm Fresh not otherwise classified in this Article II, including without limitation Rejection Claims against Farm Fresh; Claims of Debentureholders under or in connection with the Convertible Subordinated Debentures, to the extent that such Debentureholders have exercised their conversion privilege in accordance with the terms of the Convertible Subordinated Debentures prior to the Petition Date; and Holdings' Claims against Farm Fresh.

          (d) Class 3D - Trade Claims Against Farm Fresh. Class 3D consists of all Allowed Trade Claims against Farm Fresh.

    2.4 Class 4 - Farm Fresh Common Stock Interests. Class 4 consists of all Allowed Interests of the Holder of Farm Fresh Common Stock under or in connection with such Farm Fresh Common Stock.

    2.5 Class 5.  Unsecured Claims Against Holdings.

          (a) Class 5A - Holdings Notes Claims. Class 5A consists of all Allowed Claims of the Holders of the Holdings Notes under or in connection with the Holdings Notes.

          (b) Class 5B - General Unsecured Claims Against Holdings. Class 5B consists of all Allowed Unsecured Claims against Holdings not otherwise classified in this Article II.

    2.6 Class 6 - Holdings Preferred Stock Interests. Class 6 consists of all Allowed Interests of the Holders of Holdings Preferred Stock under or in connection with such Holdings Preferred Stock.

    2.7 Class 7 - Holdings Common Stock Interests. Class 7 consists of all Allowed Interests of the Holders of Holdings Common Stock under or in connection with such Holdings Common Stock.


                                   ARTICLE III

                   TREATMENT OF ADMINISTRATIVE AND TAX CLAIMS

    3.1 Administrative Claims. Each Holder of an Allowed Administrative Claim shall receive in full satisfaction of such Allowed Claim cash equal to the amount of such Claim on the later of (i) the Initial Distribution Date and (ii) the date that is 10 days after the Allowance Date, unless such Holder shall have agreed to different treatment of such Allowed Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business and assumed by the Debtors shall be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements relating thereto, and the Allowed Claims of the DIP Facility Lenders under the DIP Facility shall be paid the full amount of their Allowed Claims on the Effective Date.

    3.2 Tax Claims. Each Holder of an Allowed Tax Claim shall receive in full satisfaction of such Allowed Claim cash equal to the amount of such Claim on the later of (i) the Initial Distribution Date and (ii) the date that is 10 days after the Allowance Date, unless such Holder shall have agreed to different treatment of such Allowed Claim.


                                   ARTICLE IV

           TREATMENT OF CLASSES THAT ARE NOT IMPAIRED UNDER THE PLAN

    4.1 Unimpaired Classes. Classes 1, 2A, 2B, and 3D are unimpaired. Therefore, pursuant to Bankruptcy Code ss.1126(f), the Holders of Allowed Claims in such Classes are conclusively presumed to have accepted the Plan.

    4.2 Class 1 - Priority Claims. Each Holder of an Allowed Class 1 Claim shall receive in full satisfaction of such Allowed Claim cash equal to the amount of such Allowed Claim on the latest of (i) the Initial Distribution Date, (ii) the date that is 10 days after the Allowance Date, and (iii) the date when such Allowed Claim becomes due and payable according to its terms and conditions.

    4.3 Class 2A - Old Credit Agreement Claims. Each Holder of an Allowed Class 2A Claim shall be paid in full in cash the amount of its Allowed Class 2A Claim on the Effective Date if it has not been paid off in full prior to that date.

    4.4 Class 2B - Secured Claims Against Farm Fresh. Each Holder of an Allowed Class 2B Claim shall receive in full satisfaction of such Allowed Claim either
(i) cash equal to the amount of such Allowed Claim on the Effective Date, or
(ii) if included in the Assumed Liabilities, payments by the Buyer in accordance with the original terms of the underlying obligations.

    4.5 Class 3D - Trade Claims Against Farm Fresh. Each Holder of an Allowed Class 3D Claim shall either (i) have been paid by Farm Fresh during the pendency of the Cases pursuant to an order or orders of the Bankruptcy Court authorizing Farm Fresh to pay certain creditors under certain circumstances, (ii) be paid in full by Farm Fresh on the Effective Date or when such payments become due by their terms after the Effective Date, if such Claims are not included in the Assumed Liabilities, or (iii) be paid in full by the Buyer on the Effective Date or when such payments become due by their terms after the Effective Date, if such Claims are included in the Assumed Liabilities. To the extent that the Trade Claims covered by subpart (ii), above, exceed $300,000 in the aggregate, the excess portion(s) of all such Claims shall be treated as Class 3C Claims, unless the Committee agrees, in writing, to permit such Claims to be treated as Class 3D Claims.

                                    ARTICLE V

              TREATMENT OF CLASSES THAT ARE IMPAIRED UNDER THE PLAN

    5.1 Impaired Classes. Classes 3A, 3B, 3C, 4, 5A, 5B, 6, and 7 are impaired and, therefore, the Holders of Allowed Claims in such Classes are entitled to vote to accept or reject the Plan.

    5.2 Class 3A - Convertible Subordinated Debentures Claims. Each Holder of an Allowed Class 3A Claim shall be entitled to receive in full satisfaction of such Allowed Claim a percentage of such Allowed Claim in cash, on the later of (i) the Initial Distribution Date and (ii) the date that is 10 days after the Allowance Date, which percentage shall equal the percentage that Holders of Allowed Class 3B Claims are anticipated, as of the Effective Date, to receive (taking into account the value -- determined in good faith by Farm Fresh and the Committee, or in the absence of an agreement, by the Bankruptcy Court -- of the New Common Stock, the Warrants, and anticipated Available Farm Fresh Cash (but without deducting therefrom cash distributions to Holders of Allowed Class 3A Claims), but excluding any amounts included in such Available Farm Fresh Cash by virtue of the Convertible Debentures Subordination Provisions and the Holdings Notes Subordination Provisions). However, because of the existence of the Convertible Debentures Subordination Provisions, until the Holders of Allowed Class 3B Claims have been paid the full amount of such Allowed Claims, all such cash shall not be paid to the Holders of Allowed Class 3A Claims, but rather shall be included with Available Farm Fresh Cash to be distributed to the Holders of Allowed Class 3B Claims, in accordance with Section 6.5 of the Plan.

    5.3 Class 3B - Senior Notes Claims. Each Holder of an Allowed Class 3B Claim shall receive in full satisfaction of such Allowed Claim such Holder's Pro Rata share of the New Common Stock, the Warrants, and Available Farm Fresh Cash to be allocated or distributed to the Holders of all Allowed Class 3B Claims, until each such Holder is paid the full amount of its Allowed Class 3B Claim. Such distributions of Available Farm Fresh Cash shall be made from time to time in accordance with the terms of Section 6.5 of the Plan. However, if any such Holder was not an "accredited investor," as defined in Regulation D under the Securities Act of 1933, at any time between November 24, 1997, and the Petition Date, such Holder shall receive in full satisfaction of such Allowed Claim cash of a percentage equal to the aggregate percentage recovery that "accredited investor" Holders of Allowed Class 3B Claims receive (taking into account the value -- determined in good faith by Farm Fresh and the Committee, or in the absence of an agreement, by the Bankruptcy Court -- of the New Common Stock, the Warrants, and anticipated Available Farm Fresh Cash).

    5.4 Class 3C - General Unsecured Claims Against Farm Fresh. Each Holder of an Allowed Class 3C Claim shall receive in full satisfaction of such Allowed Claim a percentage of such Allowed Claim in cash, on the later of (i) the Initial Distribution Date and (ii) the date that is 10 days after the Allowance Date, which percentage shall equal the percentage that Holders of Allowed Class 3B Claims are anticipated, as of the Effective Date, to receive (taking into account the value -- determined in good faith by Farm Fresh and the Committee, or in the absence of an agreement, by the Bankruptcy Court -- of the New Common Stock, the Warrants, and anticipated Available Farm Fresh Cash (but without deducting therefrom cash distributions to Holders of Allowed Class 3C Claims), but excluding any amounts included in such Available Farm Fresh Cash by virtue of the Convertible Debentures Subordination Provisions and the Holdings Notes Subordination Provisions). With respect to the Debentureholders included in this Class 3C, all such cash shall be paid directly to such Debentureholders. To the extent that the Allowed Claims of such Debentureholders aggregate $750,000 or less, they shall not be subject to the Claims of the Holders of Allowed Class 3B Claims pursuant to the Convertible Debentures Subordination Provisions or otherwise. To the extent that the Allowed Claims of such Debentureholders aggregate in excess of $750,000, the Holders of Allowed Class 3B Claims reserve all of their rights under the Convertible Debentures Subordination Provisions to pursue remedies against the Debentureholders receiving payments pursuant to the terms of the Plan for such amounts in excess of $750,000.

    5.5 Class 4 - Farm Fresh Common Stock Interests. The Holder of Allowed Class 4 Interests shall receive in full satisfaction of such Allowed Interests all Available Farm Fresh Cash, if any, after each Holder of Allowed Class 1, 2A, 2B, 3A, 3B, 3C, and 3D Claims has been paid the full amount of such Claim, in accordance with Section 6.5 of the Plan, and such Interests shall be canceled.

    5.6 Class 5A - Holdings Notes Claims. Each Holder of an Allowed Class 5A Claim shall receive in full satisfaction of such Allowed Claim such Holder's Pro Rata share, along with the Holders of Class 5B Claims, of Available Holdings Cash, if any, until each such Holder is paid (directly or as provided below) the full amount of its Allowed Class 5A Claim; however, because of the existence of the Holdings Notes Subordination Provisions, until the Holders of Allowed Class 3B Claims are paid the full amount of such Allowed Claims, all such cash shall not be paid to the Holders of Allowed Class 5A Claims, but rather shall be included with Available Farm Fresh Cash to be distributed to the Holders of Allowed Class 3B Claims, in accordance with Sections 6.5 and 6.6 of the Plan.

    5.7 Class 5B - Unsecured Claims Against Holdings. Each Holder of an Allowed Class 5B Claim shall receive in full satisfaction of such Allowed Claim such Holder's Pro Rata share, along with the Holders of Class 5A Claims, of Available Holdings Cash, if any, until each such Holder is paid the full amount of its Allowed Class 5B Claim.

    5.8 Class 6 - Holdings Preferred Stock Interests. Each Holder of an Allowed Class 6 Interest shall receive in full satisfaction of such Allowed Interest such Holder's Pro Rata share of Available Holdings Cash, if any, after each Holder of an Allowed Class 5A and 5B Claim has been paid the full amount of such Claim, until each such Holder is paid the full amount of any liquidation preference to which it is entitled by the terms of the Holdings Preferred Stock that it holds and all accrued and unpaid dividends thereon, if any, in accordance with Section 6.6 of the Plan, and such Interests shall be canceled.

    5.9 Class 7 - Holdings Common Stock Interests. Each Holder of an Allowed Class 7 Interest shall receive in full satisfaction of such Allowed Interest such Holder's Pro Rata share of Available Holdings Cash, if any, after each Holder of an Allowed Class 5A and 5B Claim has been paid the full amount of such Claim, and after each Holder of an Allowed Class 6 Interest has been paid the full amount of any liquidation preference to which it is entitled by the terms of the Holdings Preferred Stock that it holds and all accrued and unpaid dividends thereon, if any, in accordance with Section 6.6 of the Plan, and such Interests shall be canceled.

    5.10 Distribution Limitations. Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made on account of any Claim or Interest, or part thereof, (i) that is not an Allowed Claim or an Allowed Interest or (ii) that has been avoided or is subject to any objection.

                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN
    6.1 Dissolution. After the Confirmation Date, but prior to the Effective Date, the Board of Directors of Holdings shall take such actions as are necessary and appropriate to cause, as of the Effective Date, the dissolution of Holdings, including but not limited to the designation and authorization of an officer to file certificates of dissolution with the appropriate secretaries of state and to take such other actions as such officer deems appropriate to effect such dissolution. Pursuant to such dissolution, any Assets of dissolved Holdings shall be distributed to Reorganized Farm Fresh to be administered in accordance with the terms of the Plan.

    6.2 Asset  Sale.

          (a) Confirmation of the Plan is premised on the consummation of the transactions contemplated to occur on the Closing Date (as defined in the Purchase Agreement) under the Purchase Agreement.

          (b) Pursuant to the procedures set forth in the Purchase Agreement, or such other procedures as may be approved or ordered by the Bankruptcy Court that are not inconsistent in any material respect with the Purchase Agreement, Farm Fresh and the Buyer shall consummate the Asset Sale on the Effective Date.

          (c) As part of the consummation of the Asset Sale, pursuant to the Purchase Agreement and the Plan, on the Effective Date, except to the extent provided in the Purchase Agreement, the Buyer shall acquire the Purchased Assets free and clear of all claims, debts, liens, security interests, encumbrances, and interests, whether such claims, debts, liens, security interests, encumbrances, or interests are against the Purchased Assets or against the Debtors, with such claims, debts, liens, security interests, encumbrances, and interests to attach to the proceeds of such Purchased Assets, to be distributed in accordance with the Plan.

          (d) Other than the Assumed Liabilities, or as specifically set forth in the Purchase Agreement, the Buyer, in acquiring the Purchased Assets, is not assuming any of the Debtors' liabilities for any expenses, debts, obligations, liabilities, claims, demands, fines, or penalties arising out of or in any way related to the Purchased Assets or the operation of the Debtors' business.

          (e) If the consummation of the Asset Sale does not occur on the Effective Date, then the Confirmation Order shall be deemed vacated and of no further force or effect.

    6.3 Boards of Directors of the Debtors Pre- and Post-Effective Date. Those members of the Debtors' Boards of Directors who are serving as of the Confirmation Date shall continue to serve in such capacities until the Effective Date (or the date of dissolution, in the case of Holdings). On the Effective Date, the members of the Farm Fresh Board of Directors shall be deemed to have resigned. On the date of Holdings' dissolution, the members of the Holdings Board of Directors shall be deemed to have resigned. As of the Effective Date, the Board of Directors of Reorganized Farm Fresh shall consist of those individuals selected by the Committee and disclosed to the Bankruptcy Court pursuant to Bankruptcy Code ss.1129(a)(5) on or before the Confirmation Date.

    6.4 Administration of the Plan.

          (a) After the Effective Date, Reorganized Farm Fresh shall perform those responsibilities, duties, and obligations set forth herein, including without limitation to liquidate any Residual Assets in accordance with the terms of a budget and guidelines to be approved by its Board of Directors, to make distributions as provided under the Plan, to object to the Allowance of any Claim and to prosecute any litigation pertaining thereto, to pay such Claims as may be later Allowed, all as contemplated by the dispute resolution procedures contained in Section 6.10 of the Plan, and to wind up the remaining affairs of Reorganized Farm Fresh.

          (b) Reorganized Farm Fresh may retain such management, law firms, accounting firms, experts, advisors, agents, consultants, investigators, appraisers, auctioneers, or other professionals as it may deem necessary, including without limitation a disbursing agent, to aid it in the performance of its responsibilities pursuant to the terms of the Plan. Reorganized Farm Fresh shall pay such management and professionals reasonable compensation for services rendered and expenses incurred on its behalf.

          (c) The compensation and reimbursement of expenses to be paid to the management of Reorganized Farm Fresh and to those Persons employed or engaged by Reorganized Farm Fresh pursuant to Section 6.4(b) of the Plan shall be paid prior to each distribution of Available Cash. These rights to payment shall be prior and superior to the rights of all Holders of Allowed Claims who are entitled to receive distributions of Available Cash.

          (d) The Board of Directors and the management of the Debtors and Reorganized Farm Fresh shall perform the duties and obligations imposed on them by the Plan with reasonable diligence and care under the circumstances.

          (e) The Board of Directors and management of the Debtors and Reorganized Farm Fresh, and any of the professionals employed or engaged by such entities, shall be defended, held harmless, and indemnified by Reorganized Farm Fresh, against any and all losses, claims, costs, expenses, and liabilities to which such indemnified parties may be subject by reason of such indemnified parties' execution of the duties of the Debtors and Reorganized Farm Fresh under the Plan.

          (f) Reorganized Farm Fresh shall be responsible for filing all federal, state, and local tax returns for the Debtors and for Reorganized Farm Fresh.

          (g) To the extent the manner of performance is not specified, the Debtors and Reorganized Farm Fresh will have the discretion to carry out and perform all other obligations or duties imposed on them by the Plan or by law in any manner their respective Board of Directors so chooses, as long as such performance is consistent with the intents and purposes of the Plan.

    6.5 Obtaining and Distributing Available Farm Fresh Cash.

          (a) Reorganized Farm Fresh shall reserve funds in an amount estimated to be sufficient for the satisfaction of anticipated Administrative Claims against Farm Fresh and for reasonable compensation and reimbursement of expenses to Persons it employs related to Farm Fresh. In the event that any amount reserved for such payments is in excess of actual Allowed Administrative Claims and actual allowed compensation and expenses to Persons employed by Reorganized Farm Fresh related to Farm Fresh, such excess amount shall then be included in Available Farm Fresh Cash and distributed in accordance with the Plan.

          (b) To the extent there exists sufficient Available Farm Fresh Cash from time to time, Reorganized Farm Fresh shall make Pro Rata distributions of such Available Farm Fresh Cash to the Holders of Allowed Class 3B Claims at least quarterly beginning with the Initial Distribution Date; provided, however, that Reorganized Farm Fresh shall not be required to make any such quarterly distribution in the event that Available Farm Fresh Cash then available for distribution is less than $250,000.

          (c) To the extent there exists Available Farm Fresh Cash after payment in full of all Allowed Class 3B Claims, Reorganized Farm Fresh shall make a distribution or distributions of such Available Farm Fresh Cash to the Holder of Allowed Class 4 Interests.

    6.6 Obtaining and Distributing Available Holdings Cash.

          (a) Reorganized Farm Fresh shall reserve funds in an amount estimated to be sufficient for the satisfaction of anticipated Administrative Claims against Holdings and for reasonable compensation and reimbursement of expenses to Persons it employs related to Holdings. In the event that any amount reserved for such payments is in excess of actual Allowed Administrative Claims and actual allowed compensation and expenses to Persons employed by Reorganized Farm Fresh related to Holdings, such excess amount shall then be included in Available Holdings Cash and distributed in accordance with the Plan.

          (b) To the extent there exists sufficient Available Holdings Cash from time to time, Reorganized Farm Fresh shall make Pro Rata distributions of such Available Holdings Cash to the Holders of Allowed Class 5A and 5B Claims (provided, however, that pursuant to the Holdings Notes Subordination Provisions, until the Holders of Allowed Class 3B Claims have been paid the full amount of such Claims, any amounts payable to the Holders of Allowed Class 5A Claims shall not be paid to the Holders of Allowed Class 5A Claims, but rather shall be included with Available Farm Fresh Cash) at least quarterly beginning with a calendar quarter that is not later than the end of the second calendar quarter after the Effective Date; provided, however, that Reorganized Farm Fresh shall not be required to make any such quarterly distribution in the event that Available Holdings Cash then available for distribution is less than $250,000.

          (c) To the extent there exists Available Holdings Cash after all Holders of Allowed Class 5A and 5B Claims have been paid in full (taking into account amounts paid to Holders of Class 3B Claims on behalf of Holders of Class 5A Claims pursuant to the Holdings Notes Subordination Provisions), Reorganized Farm Fresh shall make a distribution or distributions of such Available Holdings Cash to the Holders of Allowed Class 6 Interests until each such Holder is paid the full amount of any liquidation preference to which it is entitled by the terms of the Holdings Preferred Stock that it holds and all accrued and unpaid dividends thereon, if any.

          (d) To the extent there exists Available Holdings Cash after all Holders of Allowed Class 6 Interests have been paid the full amount of any liquidation preference to which they are entitled by the terms of the Holdings Preferred Stock that they hold and all accrued and unpaid dividends thereon, if any, Reorganized Farm Fresh shall make a distribution or distributions of such Available Holdings Cash to the Holders of Allowed Class 7 Interests.

    6.7 Provisions Relating to Existing Notes and Existing Stock.

          (a) As of the Effective Date, each of the Notes shall be of no further force and effect, without any further action on the part of the Debtors, and the Holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive distributions in accordance with the Plan.

          (b) No Holder of any of the Notes shall be entitled to any distribution under the Plan unless and until such Holder has first surrendered or caused to be surrendered to Reorganized Farm Fresh the original Notes held by it or, in the event that such original Notes have been lost, destroyed, stolen, or mutilated, has first executed and delivered an affidavit of loss and indemnity with respect thereto in form customarily utilized for such purposes that is reasonably satisfactory to Reorganized Farm Fresh and, in the event Reorganized Farm Fresh so requests, has first furnished a bond in form and substance (including, without limitation, amount) reasonably satisfactory to Reorganized Farm Fresh. As soon as practicable after such surrender or such delivery of an affidavit of loss and indemnity and such furnishing of a bond as provided in this Section 6.7(b), Reorganized Farm Fresh shall make the distributions, if any, provided in the Plan. Promptly upon surrender of such instruments, Reorganized Farm Fresh shall cancel the applicable Notes.

          (c) As of the Effective Date, the Farm Fresh Common Stock, the Holdings Common Stock, and the Holdings Preferred Stock shall be of no further force and effect, without any further action on the part of the Debtors.

    6.8 Delivery of Distributions; Unclaimed Property; Undeliverable Distributions.

          (a) Except as provided in Section 6.8(c), distributions to Holders of Allowed Claims and Allowed Interests shall be made: (i) at the addresses set forth on the respective Proofs of Claim filed by such Holders; or (ii) at the addresses set forth in any written notices of address change delivered to the Debtors or Reorganized Farm Fresh (if after the Effective Date) after the date of any related Proof of Claim.

          (b) In accordance with Bankruptcy Code ss.1143, any Holder of any Note that fails to surrender the applicable security or deliver an affidavit of loss and indemnity as provided herein within one year from and after the later of the Effective Date or the applicable Allowance Date with respect to such Claim, shall be deemed to have forfeited all rights and claims and shall be forever barred from receiving any distributions under the Plan. In such cases, any property held for distribution by Reorganized Farm Fresh on account of an Allowed Claim based on such Note shall be redistributed in accordance with the provisions of the Plan.

          (c)If the distribution to the Holder of any Allowed Claim or Allowed Interest is returned to Reorganized Farm Fresh as undeliverable, no further distribution shall be made to such Holder unless and until Reorganized Farm Fresh is notified in writing of such Holder's then current address. Reorganized Farm Fresh shall retain undeliverable distributions to be redistributed in accordance with the provisions of the Plan. Unclaimed distributions shall be held in trust in a segregated bank account in the name of Reorganized Farm Fresh, for the benefit of the potential claimants of such funds, and shall be accounted for separately.

          (d) Any Holder of an Allowed Claim or Allowed Interest who does not assert a claim for an undeliverable distribution within one year after the date by which such Holder was first entitled to such distribution shall no longer have any claim to or interest in such undeliverable distribution and shall be forever barred from receiving any distribution under the Plan. In such cases, any property held for distribution on account of such Claims or Interests shall be redistributed in accordance with the provisions of the Plan as if such Claims or Interests were not Allowed Claims or Allowed Interests.

          (e) Nothing contained in the Plan shall require the Debtors or Reorganized Farm Fresh to attempt to locate any Holder of an Allowed Claim or Allowed Interest.

    6.9 Manner of Payments Under the Plan. Any cash payment to be made by Reorganized Farm Fresh pursuant to the Plan may be made by a check on a United States bank selected by Reorganized Farm Fresh; provided, however, that cash payments made to foreign Holders of Allowed Claims may be paid, at the option of Reorganized Farm Fresh, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

    6.10 Disputed Claims and Interests.

          (a) No distribution or payment shall be made on a Disputed Claim or Disputed Interest until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest. On each distribution date, the distributions reserved for the Holders of Disputed Claims or Disputed Interests in each Class under the Plan shall be deposited in reserve accounts segregated by the respective Classes in which the Disputed Claims or Disputed Interests exist (each a "Disputed Claims Reserve").

          (b) Notwithstanding any other provisions of the Plan, Reorganized Farm Fresh shall withhold from the property to be distributed under the Plan, in each Disputed Claims Reserve, a sufficient Pro Rata share of the property to be distributed on account of the face amount of Claims or Interests that are Disputed Claims or Disputed Interests in such Class as of the date of the initial distribution of such Class under the Plan. For the purposes of this provision, the "face amount" of a Claim is (i) the amount set forth on the Proof of Claim or such lower amount as may be determined in accordance with Section 6.10(c), unless the Claim is filed in an unliquidated amount; or (ii) if a Proof of Claim has been filed in an unliquidated amount, the amount determined in accordance with Section 6.10(c). For the purposes of this provision, the "face amount" of an Interest is (i) the amount set forth on the Proof of such Interest or such lower amount as may be determined in accordance with Section 6.10(c), unless the Proof of Interest is filed in an unliquidated amount; or (ii) if a Proof of Interest has been filed in an unliquidated amount, the amount determined in accordance with Section 6.10(c). In determining the amount of the Pro Rata distributions to the Holders of Allowed Claims or Allowed Interests in any Class for which a Disputed Claims Reserve has or will be established, the calculation of the amount of Pro Rata distribution to each Holder of an Allowed Claim or Allowed Interest in such Classes shall be made as if all Disputed Claims or Disputed Interests in the applicable Class were Allowed Claims or Allowed Interests in their respective face amounts.

          (c) As to any Disputed Claim or Disputed Interest (including, without limitation, any unliquidated Claim or Interest), the Bankruptcy Court shall, upon motion by the Debtors or Reorganized Farm Fresh, estimate the maximum allowable amount of such Disputed Claim or Disputed Interest and the amount to be placed in the Disputed Claims Reserve on account of such Disputed Claim or Disputed Interest. Any Creditor or Interest Holder whose Claim or Interest is so estimated by an Order of the Bankruptcy Court shall not have recourse to the Debtors or to Reorganized Farm Fresh, any assets theretofore distributed on account of any Allowed Claim or Allowed Interest, or any other entity or property if the finally Allowed Claim or Allowed Interest of that Creditor or Interest Holder exceeds that maximum. Instead, such Creditor or Interest Holder shall have recourse only to the undistributed assets (if any) in the applicable Disputed Claims Reserve for the Claim or Interest of that Creditor or Interest Holder and (on a Pro Rata basis with other Creditors or Interest Holders of the same Class who are similarly situated) to those portions (if any) of the Disputed Claims Reserve for other disputed and unliquidated Claims or Interests of the same Class that exceed the ultimately allowed amount of such Claims or Interests.

          (d) All cash held in the Disputed Claims Reserve accounts shall be invested in such investments as are described in Bankruptcy Code ss.345. All earnings on such cash shall be held in trust in the Disputed Claims Reserve accounts and shall be distributed only in the manner described in the Plan.

          (e) At such time as all or any portion of a Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest, the distributions reserved for such Disputed Claim or Disputed Interest or such portion, plus any earnings thereon, shall be released from the appropriate Disputed Claims Reserve account and delivered to the Holder of such Allowed Claim or Allowed Interest. At such time as all or any portion of any Disputed Claim or Disputed Interest is determined not to be an Allowed Claim or Allowed Interest, the distribution reserved for such Disputed Claim or Disputed Interest or such portion, plus any earnings thereon, shall be released from the appropriate Disputed Claims Reserve account and made available for redistribution as Available Cash in the manner described in the Plan.

          (f) (i) After the Confirmation Date, the Debtors, and (ii) after the Effective Date, Reorganized Farm Fresh, shall have the authority to object to, settle, compromise, withdraw, or litigate Disputed Claims and Disputed Interests without Bankruptcy Court approval.

          (g) Notwithstanding anything contained in this Section 6.10 to the contrary, if there exists any Disputed Administrative or Tax Claim, or any Disputed Class 1, 2A, 2B, or 3D (if not part of the Assumed Liabilities) Claim, Reorganized Farm Fresh shall withhold in a separate reserve account the "face amount" (as calculated under Section 6.10(b)) of any such Disputed Claim until and to the extent such Claims are determined to be Allowed.

    6.11 Bar Date for Objections to Claims and Interests. Unless an earlier time is set by Final Order of the Bankruptcy Court, all objections to Claims (other than with respect to Administrative Claims and Rejection Claims) or Interests must be filed by the Claims Objection Bar Date; provided, however, that no such objections may be filed against any Claim or Interest after the Bankruptcy Court has determined that such Claim or Interest is an Allowed Claim or Allowed Interest, as applicable. The failure by any party in interest, including the Debtors, to object to any Claim, whether or not unpaid, for purposes of voting shall not be deemed a waiver of such party's rights to object to, or re-examine, any such Claim or Interest, as applicable, in whole or in part.

    6.12 New Common Stock. On the Effective Date (or as soon thereafter as is possible), 1,000,000 shares of New Common Stock, which shall constitute all of the then issued and outstanding shares of New Common Stock, shall be issued and distributed Pro Rata to the Holders of Allowed Class 3B Claims. As of such issuance of New Common Stock, it shall be the only class of equity securities of Reorganized Farm Fresh issued under the Plan or authorized by the Articles of Incorporation of Reorganized Farm Fresh, which shall be amended on or prior to the Effective Date to satisfy the provisions of the Plan and Bankruptcy Code ss.1123(a)(6). Upon issuance of the shares of New Common Stock pursuant to the Plan, all such shares of New Common Stock will be deemed fully paid and nonassessable.

    6.13 Warrants. On the Effective Date (or as soon thereafter as is possible), the Warrants shall be issued and distributed Pro Rata to certain Holders of Allowed Class 3B Claims in accordance with Section 5.3 of the Plan.

    6.14 Direction to Parties. From and after the Effective Date, Reorganized Farm Fresh may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any lien, that is necessary for the consummation of the Plan, pursuant to Bankruptcy Code ss.1142(b).

    6.15 Setoffs. The Debtors shall, pursuant to Bankruptcy Code ss.553, setoff against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, the claims, rights, and causes of action of any nature that the Debtors may hold against the Holder of such Allowed Claim that are not otherwise waived, released, or compromised in accordance with the Plan; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claims, rights, and causes of action that either of the Debtors may possess against such Holder.

    6.16 Preservation of Rights of Action. Except as otherwise specified in the Plan, in accordance with Bankruptcy Code ss.1123(b), as of the Effective Date, Reorganized Farm Fresh shall have the power (i) to institute and present in the name of the Debtors, or otherwise, all proceedings which it may deem proper in order to collect, assert, or enforce any claim, right, or title of any kind in or to any of the Debtors' assets, and (ii) to defend and compromise any and all actions, suits, or proceedings in respect of such assets.


                                   ARTICLE VII

                               EXECUTORY CONTRACTS

    7.1 Assumption of Executory Contracts. Executory Contracts will be deemed assumed by Farm Fresh and assigned to the Buyer in accordance with the provisions and requirements of Bankruptcy Code ss.ss.365 and 1123 and the Purchase Agreement, except those Executory Contracts that (i) are assumed and retained by Farm Fresh pursuant to the terms of the Plan or pursuant to an order of the Bankruptcy Court, (ii) have been rejected by order of the Bankruptcy Court, (iii) are the subject of a motion to reject pending on the Confirmation Date, (iv) are identified as "to be rejected" on the list attached to the Plan as Exhibit A-1, (v) are identified as "Non-Assumed Contracts" on Schedule 2.3D of the Purchase Agreement, or (vi) are rejected pursuant to the terms of the Plan. Rejection shall be effective as of the Confirmation Date or as of the Effective Date, at the option of the Debtors.

    7.2 Claims for Damages. Each Person who is a party to an Executory Contract rejected pursuant to this Article VII shall be entitled to file, not later than 30 days after such rejection (or as otherwise provided by Final Order of the Bankruptcy Court), a Proof of Claim for alleged Rejection Claims. If no such Proof of Claim for Rejection Claims is timely filed, any such Claim shall be forever barred and shall not be enforceable against the Debtors or their estates. Objections to any such Proof of Claim shall be filed not later than 90 days after such Proof of Claim is filed (or as otherwise provided by Final Order of the Bankruptcy Court), and the Bankruptcy Court shall determine any such objections. Payment of such Claims (consistent with the payments received by Holders of other Claims in the Class into which such Claims fall, as determined by Section 7.4 hereof) shall be made no earlier than the later of (a) 10 days after the expiration of the 90-day period for filing an objection in respect of any Proof of Claim filed pursuant to this Section 7.2 and (b) 10 days after the Claim has been allowed by a Final Order, provided that no such payments shall be made before the Effective Date.

    7.3 Classification of Claims. Except as otherwise provided under the Plan, Rejection Claims against Farm Fresh shall be treated as Class 3C Claims, and Rejection Claims against Holdings shall be treated as Class 5B Claims.

    7.4 Insurance Policies. All insurance policies of the Debtors providing coverage to the Debtors' directors, officers, shareholders, agents, employees, representatives, and others for conduct in connection with the Debtors, to the extent such policies are Executory Contracts, shall be deemed assumed by the Debtors as of the Confirmation Date. Whether such policies are Executory Contracts or not, if they have not done so already, on or prior to the Effective Date, the Debtors (i) shall cure any defaults under such insurance policies and
(ii) shall purchase "tail" coverage for a period of six years with respect to any such policies, all as a cost and expense of administering these Cases and preserving the Debtors' estates, provided that the aggregate cost of such assumption, cure, and "tail" does not exceed $600,000.


                                  ARTICLE VIII

             CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

    8.1 Conditions to Confirmation. Confirmation of the Plan shall not occur unless and until each of the following conditions has been satisfied or waived, subject to Section 8.3, in writing by the Debtors and the Committee:

          (a) The Confirmation Order shall be acceptable in form and substance
(i) to the debtors and the Committee, (ii) to the Buyer, subject to the qualifications contained in Section 8.4(a)(ii)(A) of the Purchase Agreement, and
(iii) to the DIP Facility Lenders, insofar as it relates to the transactions contemplated by the DIP Facility; however, the Committee, the Buyer, and the DIP Facility Lenders shall not be permitted to unreasonably withhold their consent to the form and substance of the Confirmation Order.

          (b) The Purchase Agreement shall be in full force and effect and binding on the parties thereto.

    8.2 Conditions to Effectiveness. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur, and the Plan shall not be binding on any party, unless and until each of the following conditions has been satisfied or waived, subject to Section 8.3, in writing by the Debtors and the Committee:

          (a) The Confirmation Order shall have been entered on the docket by the Clerk of the Bankruptcy Court, and shall not have been reversed, stayed, modified, or amended, and as to which the time for filing a notice of appeal, or petition for certiorari, or request for reargument or further review or rehearing shall have expired.

          (b) All other documents provided for under the Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited by such documents.

          (c) Provided that the remaining conditions of this Section 8.2 have been duly satisfied or waived, the Asset Sale shall have been consummated.

          (d) The Debtors shall have filed statements with the Bankruptcy Court certifying that, in the Debtors' good faith belief, Allowed Rejection Claims against Farm Fresh shall not exceed $7,000,000, in the aggregate, excluding, in the case of nonresidential real property leases, any taxes, insurance premiums, common area maintenance charges, cost escalators, and any other non-rent charges that may arguably be due under such leases, and the Committee, after having had a reasonable opportunity to review such statements and the basis therefor, shall not have objected to the same on the sole ground that the Debtors' good faith belief is incorrect.

          (e) The Debtors shall have satisfied all of their Obligations (as defined under the DIP Facility) under the DIP Facility, and the DIP Facility shall have been terminated.

          (f) The election by Farm Fresh under Section 5.11(f)(ii) of the Purchase Agreement, regarding the retention of either or both of Farm Fresh Stores 210 and 295, shall be reasonably acceptable to the Committee, it being understood that (i) at least one of the two alternatives for election will be reasonably acceptable to the Committee, and (ii) within five days after Farm Fresh's notification of the Committee of its election, the Committee shall inform Farm Fresh whether its election is reasonably acceptable to the Committee, and if not, that the alternative election is reasonably acceptable to the Committee.

          (g) The Effective Date shall occur no later than March 5, 1998.

         The Confirmation Order shall be deemed annulled at such time as a condition to the Effective Date that has not been waived in a writing executed by the Debtors and the Committee can no longer occur. If the Effective Date does not occur for any reason, then the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings (whether or not such proceedings involve the Debtors).

    8.3 Waiver of Conditions. The Debtors and the Committee may, but shall have no obligation to, waive any conditions set forth in this Article at any time, without notice, without leave of or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan, with the exception of Sections 8.1(a) and 8.2(e), the waiver of which will also require the consent of the DIP Facility Lenders, and with the exception of Sections 8.1(a) and (b) and 8.2(a), (c), and (g), the waiver of which will also require the consent of the Buyer. The failure to satisfy or waive any condition may be asserted by the Debtors and the Committee regardless of the circumstances giving rise to the failure of such conditions to be satisfied (including any action or inaction by the Debtors).


                                   ARTICLE IX

                         TITLE TO PROPERTY AND RELEASES

    9.1 Vesting of Property. Except as otherwise provided in the Plan or the Confirmation Order, upon the Effective Date, but retroactive to the Confirmation Date, (a) Reorganized Farm Fresh shall continue to exist as a separate corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law, and (b) all property of the estates of the Debtors, wherever situated, shall vest in Reorganized Farm Fresh, subject to the provisions of the Plan and the Confirmation Order. After the Effective Date, but retroactive to the Confirmation Date, all property retained by Reorganized Farm Fresh pursuant hereto shall be free and clear of all claims, debts, liens, security interests, encumbrances, and interests of creditors and security holders of the Debtors, except the obligation to perform according to the Plan, the Confirmation Order, and the Purchase Agreement, and the claims, debts, liens, security interests, encumbrances, and interests of Creditors and Interest Holders arising in connection with or preserved by the Plan with respect to the Cash Sale Proceeds.


        9.2 Non-Discharge. Pursuant to Bankruptcy Code ss.1141(d)(3), the Confirmation Order shall not discharge Claims against the Debtors. However, no Creditor or Interest Holder of the Debtors may receive any payment from, or seek recourse against, any Assets that are to be distributed under the terms of the Plan, except for those distributions expressly provided for under the Plan. All Persons are precluded from asserting, against any property that is to be distributed under the terms of the Plan, any claims, obligations, rights, causes of action, liabilities, or equity interests based upon any act, omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date, other than as expressly provided for in the Plan, the Confirmation Order, or the Purchase Agreement, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Bankruptcy Code ss.501; (b) a Claim based upon such debt is allowed under Bankruptcy Code ss.502; or (c) the Holder of a Claim based upon such debt has accepted the Plan. Except as otherwise provided in the Plan, the Confirmation Order, or the Purchase Agreement, all Holders of Allowed Claims and Allowed Interests arising prior to the Effective Date shall be permanently barred and enjoined from asserting against the Debtors, their successors, or the Assets, any of the following actions on account of such Allowed Claim or Interest: (a) commencing or continuing in any manner any action or other proceeding on account of such Claim or Interest against property to be distributed under the terms of the Plan, other than to enforce any right to distribution with respect to such property under the Plan; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against any of the property to be distributed under the terms of the Plan, other than as permitted under sub-paragraph (a) above; and (c) creating, perfecting, or enforcing any lien or encumbrance against any property to be distributed under the terms of the Plan.


        9.3 Post-Consummation Effect of Evidences of Claims or Interests. Notes, stock certificates, and other evidences of Claims against or Interests in the Debtors shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan, if any.

        9.4 Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in these Cases pursuant to Bankruptcy Code ss.105, ss.362, or otherwise, and in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date.


9.5       Releases.


        (a) On the Effective Date, the rights afforded to Holders of Allowed Claims and Allowed Interests (collectively, the "Releasing Parties") by and in the Plan and the Exhibits thereto shall be in exchange for and in complete release, satisfaction, and discharge of any and all claims of any kind or nature arising on or prior to the Effective Date against the Debtors or the Assets and any and all claims arising out of or related to Claims or Interests that any Releasing Party has or may have against any Person who at the Effective Date is, or at the Petition Date was, an Affiliate of the Debtors or any Holder of an Allowed Claim or Allowed Interest (including without limitation, the Old Credit Agreement Banks and the DIP Facility Lenders) or any member of the Committee or any present or former shareholders, directors, officers, employees, agents, advisors, attorneys, professional persons, and representatives of the Debtors, each such Affiliate, each such Holder, and each such member of the Committee, and their respective heirs, representatives, successors, and assigns, in whatever capacity (collectively, with the Debtors, the "Released Parties"), including without limitation, claims arising from ownership of securities under fraudulent conveyance or other laws relating to creditors' rights generally, claims with respect to securities laws, and claims related to fiduciary obligations. The Releasing Parties deemed to have released claims pursuant to this Section 9.5(a) shall be forever precluded from directly or indirectly asserting any such claims against any of the Released Parties, or their assets, or any of their Affiliates, or any of their present or former directors, officers, employees, agents, advisors, attorneys, professional persons, or representatives, or their respective heirs, representatives, successors, or assigns. To the extent that any of the Releasing Parties may be entitled to recover from any of the Released Parties, whether through the Convertible Debentures Subordination Provisions, the Holdings Notes Subordination Provisions, or otherwise, the proceeds of any claims released herein (other than any such claims against the Debtors), whether brought by one of the Releasing Parties or by any other Person, such Releasing Parties hereby assign all of their right, title, and interest in such proceeds to the Released Party against whom such proceeds are recovered. In addition, the Senior Noteholders hereby assign all of their right, title, and interest in the Convertible Debentures Subordination Provisions and the Holdings Notes Subordination Provisions to such of the Released Parties who may be affected by any action covered thereby.

          (b) Except with respect to the rights under the Holdings Notes Subordination Provisions and the proceeds assigned pursuant to Section 9.5(a) hereof, on the Effective Date, the Released Parties and the Debtors shall hereby be deemed to completely release any Releasing Party from any and all claims of any kind or nature arising on or prior to the Effective Date against any such Releasing Party or its assets or any of its Affiliates, or any present or former shareholders, directors, officers, employees, agents, advisors, attorneys, professional persons, or representatives, and their respective heirs, representatives, successors, and assigns, in whatever capacity; provided, however, that no such right or claim shall be deemed released in connection with any and all Bankruptcy Claims, or in connection with any adversary proceeding or contested matter pending on the Confirmation Date. The Released Parties deemed to have released claims pursuant to this Section 9.5(b) shall be forever precluded from asserting any such claims against any Releasing Party, or its assets, or any of its Affiliates, or any of its present or former directors, officers, employees, agents, advisors, attorneys, professional persons, or representatives, or their respective heirs, representatives, successors, or assigns.

          (c) On the Effective Date, provided that FF Acquisition is the Buyer, except with respect to obligations under the Purchase Agreement, the Debtors on the one hand and Richfood and its Affiliates on the other shall be deemed to have each released the other from any and all claims of any kind or nature arising on or prior to the Effective Date. From and after the Effective Date, the Debtors on the one hand and Richfood on the other shall be forever precluded from directly or indirectly asserting any such released claims against the other, their assets, or any of their Affiliates or any of their present or former directors, officers, employees, agents, advisors, attorneys, professional persons, or representatives, or their respective heirs, representatives, successors, or assigns.

          (d) Notwithstanding any provision of the Plan to the contrary, the releases contained in this Section 9.5 shall not be construed as or operate as a release of or limitation on (i) claims between and among the Releasing Parties and the Released Parties that do not relate to or involve the Debtors, or (ii) objections to Claims or Interests.

    9.6 Release of Directors, Officers, Etc. On the Effective Date, the Debtors, on their own behalf, and on behalf of all the Debtors' stockholders and Creditors derivatively, hereby waive, release, and discharge all present or former shareholders, directors, officers, employees, agents, advisors, attorneys, professional persons, and representatives of the Debtors, and their respective heirs, representatives, successors, and assigns, from all liability based upon any act or omission related to past service with, for, or on behalf of the Debtors or their Affiliates. The immediately preceding sentence shall not, however, apply to (i) any indebtedness of any Person to the Debtors for money borrowed by such Person, or (ii) any setoff or counterclaim that the Debtors may have or assert against any Person, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Person against the Debtors. Holders of Claims and Interests against the Debtors shall be enjoined from commencing or continuing any action, employment of process, or act to collect, offset, or recover any such claim that could be brought on behalf of or in the name of the Debtors.

    9.7 Preservation of Insurance. Notwithstanding anything provide herein to the contrary, the Plan shall not be deemed in any way to diminish or impair the enforceability of any insurance policies that may cover claims against the Debtors or any other Person.


                                    ARTICLE X

                  MODIFICATION AND RESERVATION OF RIGHTS IN THE
                       EVENT OF NONACCEPTANCE OF THE PLAN

 The Debtors hereby reserve the right to request that the Bankruptcy Court confirm the Plan over the objection of any impaired Class or Interest in accordance with the applicable provisions of Bankruptcy Code ss.1129(b). In the event that any impaired Class or Classes of Allowed Claims or Allowed Interests shall not accept the Plan, upon the written request of the Debtors filed with the Bankruptcy Court, the Plan shall be modified, revised, and amended to provide such treatment as set forth in such request, to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting the Plan, and, in particular, the treatment necessary to meet the requirements of Bankruptcy Code ss.1129(a) and (b) with respect to (i) the rejecting Classes and (ii) any other Classes adversely affected by the modifications caused by this Article, provided that such requested treatment is reasonably acceptable to the Committee. In particular, the treatment of any rejecting Classes or adversely affected Classes shall be modified and amended from that set forth in Article V, even if less favorable, to the minimum treatment necessary to meet the requirements of Bankruptcy Code ss.1129(a) and
(b). These modifications may include, but not be limited to, cancellation of all amounts otherwise payable under the Plan to the rejecting Classes and to any junior Classes affected thereby (even if such Classes previously accepted the Plan) consistent with Bankruptcy Code ss.1129(b)(2)(B)(ii) and (C)(ii).

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

    11.1 Claims and Actions. Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction over these Cases as is legally permissible, including without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of the Plan are carried out. The Bankruptcy Court shall also expressly retain jurisdiction: (a) to hear and determine all Claims against the Debtors and (b) to enforce all causes of action that may exist on behalf of the Debtors.

    11.2 Retention of Additional Jurisdiction. Following the Effective Date, the Bankruptcy Court shall also retain jurisdiction for the purpose of classification of Claims and Interests, the re-examination of Claims and Interests that have been allowed, and the determination of such objections as may be filed to the Claims and Interests, including Bankruptcy Code ss.502(c) proceedings for estimation of Claims. The Bankruptcy Court shall further retain jurisdiction for the following additional purposes:

          (a) to determine all questions and disputes regarding title to the respective assets of the Debtors, all causes of action, controversies, disputes, or conflicts, whether or not subject to any pending action as of the Effective Date, between either of the Debtors and any other party, including, without limitation, any right to recover assets pursuant to the provisions of the Bankruptcy Code;

          (b) to modify the Plan after the Effective Date pursuant to the Bankruptcy Code and the Bankruptcy Rules;

          (c) to enforce and interpret the terms and conditions of the Plan and the Purchase Agreement;

          (d) to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights, and powers of the Debtors, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Bankruptcy Court may deem necessary;

          (e) to enter an order closing these Cases;

          (f) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan, the Purchase Agreement, or the Confirmation Order as may be necessary to implement the purposes and intent of the Plan and the Asset Sale;

          (g) to determine any and all objections to the allowance of Claims or Interests;

          (h) to determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code, the Purchase Agreement, or the Plan;

          (i) to determine any applications or motions pending on the Effective Date for the rejection of any Executory Contract and to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom;

          (j) to determine any and all applications, adversary proceedings, and contested matters that may be pending on the Effective Date;

          (k) to consider any modification of the Plan, whether or not the Plan has been substantially consummated, and to remedy any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, to the extent authorized by the Plan or the Bankruptcy Court;

          (l) to determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan, the Purchase Agreement, or the Asset Sale;

          (m) to consider and act on the compromise and settlement of any Claim against or cause of action by or against the Debtors arising under or in connection with the Plan, the Purchase Agreement, or the Asset Sale;

          (n) to issue such orders in aid of execution of the Plan as may be authorized by Bankruptcy Code ss.1142; and

          (o) to determine such other matters or proceedings as may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan, or in any order or orders of the Bankruptcy Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with the Plan or the Confirmation Order.

    11.3 Failure of Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of these Cases, including the matters set forth in this Article, this Article shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

    12.1 Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

    12.2 Headings. The headings of the Articles and Sections of the Plan are inserted for convenience only and shall not affect the interpretation hereof.

    12.3 Revocation. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, then the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

    12.4 Successors and Assigns. The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor, or assign of such Person.

    12.5 Time. In computing any period of time prescribed or allowed by the Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days. When the period of time prescribed or allowed is less than eight calendar days, intermediate days that are not Business Days shall be excluded in the computation.

    12.6 Construction. The rules of construction set forth in Bankruptcy Code ss.102 shall apply to the construction of the Plan.

    12.7 Amendments. The Plan may be amended, modified, or supplemented by the Debtors before or after the Confirmation Date in the manner provided for by Bankruptcy Code ss.1127.

    12.8 No Penalty or Late Charges. Except as expressly stated in the Plan, or allowed by a Final Order of the Bankruptcy Court, no penalty or late charge is to be allowed on any Claim or Interest subsequent to the Petition Date.

    12.9 No Attorneys' Fees. No attorneys' fees shall be paid with respect to any Claim or Interest except as specified herein or as allowed by a Final Order of the Bankruptcy Court.

    12.10 Amounts of Claims and Interests. All references to Claims and Interests and amounts of Claims and Interests refer to the amount of the Claim or Interest allowed by Final Order of the Bankruptcy Court or by the Plan; provided, however, that Claims and Interests that have been objected to and that have not been allowed or disallowed prior to the day set for return of ballots shall be voted and counted at the amount as estimated by the Bankruptcy Court. The Debtors and other interested parties reserve the right, both before and after Confirmation, to object to Claims and Interests so as to have the Bankruptcy Court determine or estimate the Allowed amount of such Claim or Interest under the Plan.

    12.11 Exculpation. The Debtors, Reorganized Farm Fresh, and the Committee, and their present and former shareholders, officers, directors, employees, attorneys, accountants, consultants, professional persons, and agents, shall not have or incur any liability to any Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and shall be fully protected in acting or in refraining from action in accordance with such advice.

    12.12 Waiver of Subordination. Except as provided in the Plan, all Creditors and Interest Holders shall be deemed to have waived any and all equitable and contractual subordination rights that they may have with respect to the distributions made pursuant to the Plan, and the Bankruptcy Court in the Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Creditors and Interest Holders from enforcing or attempting to enforce any such rights against any Person receiving distributions under the Plan.

    12.13 Amendments to Articles of Incorporation and Bylaws. From and after the Effective Date, amendments to the articles of incorporation and bylaws of Reorganized Farm Fresh shall be carried out in accordance with applicable state law.

    12.14 Section 1145 Exemption. Pursuant to Bankruptcy Code ss.1145(a)(1), the issuance of any securities under the Plan, including without limitation the New Common Stock and the Warrants, shall be exempt from the registration requirements of the Securities Act of 1933, as amended, and any state or local laws requiring registration for the sale of securities. Such securities, when issued or sold, shall be freely transferable by the recipients thereof, subject to: (i) the provisions of Bankruptcy Code ss.1145(b) relating to "underwriters," as defined therein, (ii) any restrictions contained in the terms of the securities themselves; and (iii) any restriction on the securities that has been agreed to by the holder of the securities with respect thereto.

    12.15 Section 1146 Exemption. Pursuant to Bankruptcy Code ss.1146(c), the issuance, transfer, or exchange of any security under the Plan; the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan or the Purchase Agreement; and the revesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by the Plan or the Purchase Agreement shall not be taxed under any state or local law imposing a stamp tax, transfer tax, or similar tax or fee.

    12.16 Dissolution of the Committee. On the Effective Date, the Committee shall dissolve and the members of the Committee shall be released and discharged from all rights and duties arising from or related to these Cases. Unless otherwise agreed by Reorganized Farm Fresh, the professionals retained by the Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date and approved by the Bankruptcy Court.

    12.17 Further Actions. The Debtors and Reorganized Farm Fresh shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and to take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan and the Asset Sale.

Dated: January 7, 1998

                                                FF HOLDINGS CORPORATION
                                                Debtor and Debtor-in-Possession


                                                By:  ________________________
                                                    Chairman and Chief
                                                    Executive Officer



                                                FARM FRESH, INC.
                                                Debtor and Debtor-in-Possession


                                                By:  ________________________
                                                    Chairman and Chief
                                                    Executive Officer



                                                Submitted By:

                                                Robert A. Baime, Esquire
                                                Joel H. Levitin, Esquire
                                                DECHERT PRICE & RHOADS
                                                30 Rockefeller Plaza
                                                New York, NY  10112
                                                (212) 698-3558

                                                Attorneys for the Debtors and
                                                Debtors-in-Possession




                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

                                                   )        CHAPTER 11
In re:                                             )
                                                   )
FF HOLDINGS CORPORATION, and                       )       Case No. 98-37 (JJF)
FARM FRESH, INC.,                                  )       Case No. 98-38 (JJF)
                                                   )
                  Debtors.                         )        Jointly Administered


                      ORDER APPROVING DISCLOSURE STATEMENT,
                CONFIRMING DEBTORS' JOINT PLAN OF REORGANIZATION,
                     AND APPROVING ASSET PURCHASE AGREEMENT

    FF Holdings Corporation ("Holdings") and Farm Fresh, Inc. ("Farm Fresh"), the above-captioned debtors and debtors-in-possession (collectively, the "Debtors"), having filed with this Court separate, voluntary petitions under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") on January 7, 1998 (the "Petition Date"), and having previously solicited votes to accept or reject their proposed joint plan of reorganization (the "Plan")1 from parties-in-interest who are impaired under the Plan in accordance with the requirements of Section 1126(b) of the Bankruptcy Code, by means of a disclosure statement (the "Disclosure Statement") and ballots; and the Debtors having filed with this Court the Plan, dated January 7, 1998, a true and correct copy of which is attached hereto as Exhibit A and incorporated by reference herein, which provides, among other things, for the sale (the "Asset Sale") of certain assets (the "Purchased Assets"), including the assumption and assignment of certain executory contracts and unexpired leases (the "Transferred Executory Contracts") to FF Acquisition, L.L.C. ("FF Acquisition"), a subsidiary of Richfood Holdings, Inc. ("Richfood"), in accordance with the terms of a purchase agreement dated November 26, 1997 (the "Purchase Agreement"), a true and correct copy of which was attached to the Disclosure Statement as Exhibit C and is incorporated by reference herein, and the administration and distribution of the proceeds thereof and of the other assets of the Debtors' estates; and the Debtors having also filed with this Court the Disclosure Statement; and the Debtors having supplied notice of the date, time, and place for the hearing to consider approval of the Disclosure Statement and confirmation of the Plan and the deadline for objecting to same; and a hearing to consider approval of the Disclosure Statement and confirmation of the Plan and other matters relating to confirmation having been held before this Court on February 10, 1998 (the "Hearing"), after due notice, and parties-in-interest having had an opportunity to appear and be heard at the Hearing; and this Court having considered the Disclosure Statement, the Plan, and the Purchase Agreement; and based upon all other pleadings and papers heretofore filed herein, all proceedings heretofore had herein, and the record of the Hearing; and after due deliberation and good and sufficient cause appearing therefor, including those reasons set forth in the Opinion of this Court dated February 17, 1998; and

--------
1 Capitalized terms not otherwise defined in this Order shall have the meaning ascribed to such terms in the Plan.

          IT APPEARING and the Court having found and determined that:

                            Jurisdiction and Notice

A. This Court has jurisdiction of these Cases, the Disclosure Statement, the Plan, the Purchase Agreement, and the approval and confirmation of same pursuant to 28 U.S.C. ss. 1334. Approval of the Disclosure Statement is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(1); confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(1) and (2)(L); and approval of the Purchase Agreement and the assignment and assumption of the Transferred Executory Contracts is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(1) and (2)(N) and (O). Venue of these cases in this district is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

B. Due, proper, and adequate notice of the time for objections and the hearing on approval of the Disclosure Statement and confirmation of the Plan and the Asset Sale pursuant to the Purchase Agreement was given in accordance with: (1) Rule 2002(b)(2) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"); (2) the Notice of (i) Hearing to Consider Approval of the Debtors' Disclosure Statement and Form of Ballots and Solicitation Procedures, and (ii) Hearing to Consider Confirmation of the Debtors' Joint Plan of Reorganization, approved by this Court on January 7, 1998; (3) the publication of such Notice in The Wall Street Journal (national edition), and in local newspapers in the markets in which Farm Fresh has stores, including, the Virginia Pilot, Daily Press, Richmond Times Dispatch, Daily News Records, and News Leader; (4) the Order Reducing Required Notice Periods, dated January 15, 1998; and (5) the Order Approving Notice of Proposed Assumption and Assignment of Executory Contracts and Unexpired Leases Pursuant to Joint Plan of Reorganization, dated February 20, 1998.

C. The Plan, the Disclosure Statement, and the ballots for voting for or against the Plan were properly and timely transmitted to holders of impaired Claims and Interests in these cases in accordance with the requirements of the Bankruptcy Code, and votes on the Plan were properly solicited and tabulated.

                            Responses and Objections

D. The following parties filed responses and/or objections to approval of the Disclosure Statement, confirmation of the Plan, and/or related matters:

Objecting Party                      Approximate Date Filed
---------------                      ----------------------
Edith Poetzschke                       January 26, 1998

The Fresh Market, Inc.                 January 28, 1998

Alma and Gabriel Elias                 February 4, 1998

Sea Fin Holding Corporation            February 5, 1998

John Knox Limited Partnership          February 5, 1998

First Bank National Association,
  as Indenture Trustee                 February 6, 1998

Crestar Bank, as Indenture
  Trustee                              February 6, 1998

The United States of America           February 6, 1998

Carol Martin, Sharon A. Barish,
  and Opal Bowman                      February 6, 1998

Buckroe Associates,
 Churchland Farm Fresh Associates,
 Commonwealth Associates,
 Commonwealth Associates/York
 County, L.L.C., and
 Summit Realty, L.L.C.                 February 6, 1998

    E. All objections that have been filed were resolved, are granted to the extent reflected herein, or are hereby overruled and denied, in accordance with, among other things, the Opinion of this Court dated February 17, 1998.

                              Disclosure Statement

    F. The  Disclosure  Statement  complies  with  the  requirements  of
Section  1125 of the Bankruptcy Code and Bankruptcy Rule 3017(b).

    G. The Disclosure Statement contains information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtors and the condition of the Debtors' books and records, that would enable a hypothetical reasonable investor typical of Holders of Claims or Interests of the relevant Classes to make an informed judgment about the Plan.

    H. The same disclosure statement was transmitted to each holder of a Claim or Interest of each particular Class whose vote on the Plan was solicited, and, although not required by the Bankruptcy Code, the same disclosure statement was transmitted to all Classes whose votes on the Plan were solicited.

                             Plan of Reorganization

    I. The Plan complies with the applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, in accordance with 11 U.S.C. ss. 1129(a)(1).

    J. The classification of Claims and Interests in Article II of the Plan satisfies the requirements of 11 U.S.C. ss. 1122.

    K. Article II of the Plan adequately designates classes of Claims and Interests, in accordance with 11 U.S.C. ss. 1123(a)(1).

    L. Section 4.1 of the Plan specifies the unimpaired Classes, in accordance with 11 U.S.C. ss. 1123(a)(2).

    M. Article V of the Plan specifies the treatment of each impaired Class, in accordance with 11 U.S.C. ss. 1123(a)(3).

    N. The Plan provides the same economic treatment for each Claim or Interest of a particular Class, except to the extent that Holders of particular Claims or Interests have agreed to less favorable treatment, in accordance with 11 U.S.C. ss. 1123(a)(4).

    O. Article VI of the Plan provides adequate means for the implementation thereof, including, among other things, providing for the sale of substantially all of Farm Fresh's assets to FF Acquisition, the liquidation of any remaining assets of the Debtors, and the distribution of the proceeds thereof, in accordance with 11 U.S.C. ss. 1123(a)(5).

    P. Section 6.12 of the Plan provides that on or prior to the Effective Date, the Articles of Incorporation of Reorganized Farm Fresh will be amended to satisfy the provisions of the Plan and 11 U.S.C.ss.1123(a)(6).

    Q. The Plan provides for the selection of officers and directors and successors thereto in a manner consistent with the interests of creditors and equity security holders and with public policy, in accordance with 11 U.S.C. ss. 1123(a)(7).

    R. The proponents of the Plan (i.e., the Debtors) have complied with the applicable provisions of the Bankruptcy Code, in accordance with 11 U.S.C. ss. 1129(a)(2).

    S. The Plan has been proposed in good faith and not by any means forbidden by law, in accordance with 11 U.S.C. ss. 1129(a)(3).

    T. Any payment made or to be made by the Debtors, or any person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Debtors' Chapter 11 Cases or in connection with the Plan and incident to the Debtors' Chapter 11 Cases to be paid by the Debtors, has been approved by, or is subject to the approval of, the Court as reasonable, in accordance with 11 U.S.C. ss. 1129(a)(4).

    U. Prior to the Effective Date, the Committee shall disclose the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director, officer, or voting trustee of the Debtors and Reorganized Farm Fresh; and the appointment to, or continuance in such office of such individuals, shall be consistent with the interests of creditors and equity security holders and with public policy, in accordance with 11 U.S.C. ss. 1129(a)(5)(A).

    V. The Debtors have disclosed the identity of any insider that may be employed or retained by Reorganized Farm Fresh, and the nature of any compensation for such insider, in accordance with 11 U.S.C. ss. 1129(a)(5)(B).

    W. There are no rate changes provided for in the Plan, and there is no governmental regulatory commission with jurisdiction, after confirmation of the Plan, over any rates of the Debtors in any event, pursuant to 11 U.S.C. ss. 1129(a)(6).

    X. With respect to each impaired Class of Claims and each Class of Interests under the Plan, each Holder of a Claim or Interest of such Class (i) has accepted the Plan, or (ii) will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code, in accordance with 11 U.S.C. ss. 1129(a)(7). No Creditor has made an election pursuant to 11 U.S.C. ss. 1111(b)(2).

    Y. With respect to 11 U.S.C. ss. 1129(a)(8), each Class of Claims and Interests under the Plan, other than Classes 3A and 3C, has voted to accept the Plan or such Class is not impaired under the Plan, and Classes 3B, 4, 5A, 6, and 7 are impaired and voted to accept the Plan. Classes 1, 2A, 2B, and 3D are not impaired under the Plan, and are thus conclusively presumed to have voted to accept the Plan.

    Z. The Plan does not discriminate unfairly and is fair and equitable with respect to Classes 3A and 3C in that no Holders of any Claim or Interest junior to the Claims of such Classes of unsecured creditors will receive or retain any property under the Plan on account of such junior Claim or Interest, in accordance with 11 U.S.C. ss. 1129(b)(2)(B).

    AA. Except to the extent that the Holder of a particular Claim has agreed to different treatment of such Claim, the Plan provides that:

          (a) each Holder of a Claim of a kind specified in Section 507(a)(1) and (2) of the Bankruptcy Code, shall receive on account of such Claim cash equal to the value of the Allowed amount of such Claim, in accordance with 11 U.S.C. ss. 1129(a)(9)(A);

          (b) each Holder of a Claim arising under Section 507(a)(3), (4), (5),
(6), and (7) of the Bankruptcy Code, if any, shall receive on account of such Claim a cash payment of a value equal to the Allowed amount of such Claim, in accordance with 11 U.S.C. ss. 1129(a)(9)(B);

          (c) each Holder of a Claim arising under Section 507(a)(8) of the Bankruptcy Code shall receive on account of such Claim a cash payment equal to the Allowed amount of such Claim, in accordance with 11 U.S.C. ss. 1129(a)(9)(C).

    BB. At least one Class of Claims that is impaired has accepted the Plan, determined without including any acceptance of the Plan by any insider, in accordance with 11 U.S.C. ss. 1129(a)(10).

    CC. The Plan is feasible. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successors thereof, except to the extent such liquidation is proposed in the Plan, in accordance with 11 U.S.C. ss. 1129(a)(11). There is a reasonable prospect that the Debtors will meet their financial obligations under the Plan.

    DD. All fees payable under 28 U.S.C.ss. 1930 have been paid or will be paid pursuant to the Plan, in accordance with 11 U.S.C. ss. 1129(a)(12).

     EE. The Plan provides for the continuation after the Effective Date of payment of all retiree benefits, if any, as that term is defined in Section 1114 of the Bankruptcy Code, to the extent required by 11 U.S.C. ss. 1129(a)(13).

    FF. The Debtors' decisions regarding the rejection, assumption, and assignment of executory contracts as provided in and contemplated by the Plan and herein are based on and are within the sound business judgment of the Debtors and are in the best interests of the Debtors and their respective estates.

    GG. Each of the settlements provided in and contemplated by the Plan and herein, if any, falls within a range of reasonableness for the resolution of complex litigation and is fair and equitable and in the best interests of the Debtors and their estates, Creditors, and Interest Holders.

    HH. The conditions to confirmation set forth in Section 8.1 of the Plan have been satisfied, unless otherwise waived, in that this Order is acceptable in form and substance to the Debtors, to the Committee, to FF Acquisition, and to the DIP Facility Lenders, and the Purchase Agreement is in full force and effect and is binding on the parties thereto.

                               Purchase Agreement

    II. Time is of the essence in consummating the sale of the Purchased Assets to FF Acquisition as contemplated by the Purchase Agreement, including but not limited to, the assumption by Farm Fresh and assignment to FF Acquisition of the Transferred Executory Contracts in accordance with the Purchase Agreement, the Plan, and this Order.

    JJ. The Purchase Agreement represents a fair and reasonable offer to purchase the Purchased Assets under the circumstances of these Chapter 11 Cases.

    KK. The terms of the transactions contemplated by the Purchase Agreement, as set forth therein, are fair and reasonable under the circumstances of these Chapter 11 Cases.

    LL. The Asset Sale is in the best interests of the Debtors' prepetition and postpetition creditors, the Debtors, the DIP Facility Lenders, and other parties-in-interest, and is supported by the DIP Facility Lenders, the Committee, the classes of Creditors and Interest Holders that voted to accept the Plan, the Debtors, and other parties-in-interest.

    MM. FF Acquisition has entered into the Purchase Agreement in good faith and is a good faith purchaser within the m eaning of 11 U.S.C. ss. 363(m), and is therefore entitled to the protection of that provision with respect to the Purchase Agreement, and otherwise has proceeded in good faith in all respects in connection with the Purchase Agreement and the transactions contemplated therein in that:

          (a) FF Acquisition recognized that the Debtors were free to deal with any other party interested in purchasing assets of the Debtors;

          (b) All payments to be made by FF Acquisition and other agreements or arrangements entered into by FF Acquisition have been disclosed;

          (c) All material post-closing employment arrangements made by FF Acquisition with Farm Fresh's senior management have been disclosed;

          (d) FF Acquisition has not violated 11 U.S.C.ss. 363(n) by any action or inaction; and

          (e) The negotiation and execution of the Purchase Agreement and all other aspects of the transactions contemplated therein were in good faith.

    NN. The transactions contemplated within the Purchase Agreement are not being entered into to escape liability for the Debtors' debts. The Debtors' estates are unable to satisfy the Debtors' debts.

    OO. FF Acquisition is not merely a continuation of Farm Fresh in that:

          (a) Except for certain executive employment agreements that are assumed pursuant to Section 6.1(a) of the Purchase Agreement, those of Farm Fresh's employees who are to be retained by FF Acquisition are being hired under new employment contracts and/or other employment arrangements to be entered into or to become effective at or after the time of the Closing. As set forth in the Purchase Agreement, FF Acquisition is not assuming any of Farm Fresh's obligations to its employees, except as may be part of the Assumed Liabilities (as defined in the Purchase Agreement).

          (b) No common identity of incorporators, officers, directors, or stockholders exists among FF Acquisition and Farm Fresh;

          (c) FF Acquisition is not purchasing all of Farm Fresh's assets. The assets that FF Acquisition is not purchasing include, but are not limited to, a number of Farm Fresh's executory contracts and unexpired leases (and all inventory, cash, accounts receivable, and prepaid expenses owned by Farm Fresh and related thereto), certain licenses and permits that are not legally transferable and assignable to FF Acquisition, and all letters of credit.

     PP. FF Acquisition has provided adequate assurance of future performance under the Transferred Executory Contracts, as required by 11 U.S.C. ss. 365(b), and there are no legal impediments to the assumption and assignment of such Transferred Executory Contracts, pursuant to 11 U.S.C. ss. 365(c).

    THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

    1. The findings of this Court as set forth herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, which is applicable to this matter by virtue of Bankruptcy Rule 9014.

    2.The Disclosure Statement is hereby approved in all respects.

     3.The Plan is hereby confirmed in all respects, except to the extent specifically modified herein.

     4. The Purchase Agreement, including the Asset Sale and all transactions contemplated therein and thereby, is hereby approved in all respects.

    5.Notwithstanding anything to the contrary contained in this Order or in the Plan, the Obligations (as defined under the DIP Facility) under the DIP Facility and the rights, liens, priorities, and other protections provided to the DIP Facility Lenders under the DIP Facility and the Final Order (1) Authorizing Incurrence of Indebtedness with Administrative Super-Priority, Secured by Liens On and Security Interests in all Assets of Farm Fresh and Guaranteed by FF Holdings and (2) Granting Other Relief, dated January 28, 1998 (the "Final Financing Order"), shall survive the occurrence of the Confirmation Date and continue in full force and effect until the Effective Date.

    6. The Debtors are authorized and directed, on the Effective Date, to pay in full in cash to Fleet Capital Corporation, as agent for the DIP Facility Lenders ("Fleet Capital"), all Obligations (as defined under the DIP Facility) owing under the DIP Facility on the Effective Date. Upon the Effective Date and the receipt by Fleet of all such amounts, Fleet's and the DIP Facility Lenders' commitments to make loans or issue letters of credit under the DIP Facility and/or the Final Financing Order shall be terminated.

    7. Upon the Effective Date and the payment by the Debtors in full in cash of all Obligations (as defined under the DIP Facility) under the DIP Facility owing to the DIP Facility Lenders, as provided above, the Purchased Assets shall be transferred, sold, and delivered to FF Acquisition free and clear of all liens, encumbrances, obligations, liabilities, contractual commitments, and claims, including, without limitation, any theory of successor liability, de facto merger, or substantial continuity, whether based in law or equity, employee benefit obligations (including, without limitation, ERISA), any security interest, mortgage, lien, charge against or interest in property, adverse claim, claim of possession, right of way, license, easement, or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income, or other exercise of any attributes of ownership or any option to purchase, option, charge, retention agreement which is intended as security, or other matters (collectively, the "Liens") of any person or entity that encumber or relate to or purport to encumber or relate to the Purchased Assets, and all such Liens shall attach to the proceeds of the Purchased Assets, to be distributed in accordance with the Plan; provided, however, that the Purchased Assets are transferred subject to the Assumed Liabilities (as defined in the Purchase Agreement) and the post-Effective Date closing liabilities under any Transferred Executory Contract, pursuant to the express terms of the Purchase Agreement.

    8. The Debtors (and their respective directors and officers), Reorganized Farm Fresh, FF Acquisition, Richfood, any other entity created or Persons designated pursuant to the Plan and the Purchase Agreement, and any other party-in-interest, shall be, and they hereby are, authorized, empowered, and directed forthwith (a) to take all actions and to issue, execute, deliver, file, and record all documents as may be necessary or appropriate to implement, effectuate, and consummate, inter alia, (i) the Plan, as the same may be modified by this Order, (ii) the Asset Sale, including without limitation, the assumption and assignment of the Transferred Executory Contracts and the assumption of the Assumed Liabilities, and the payment therefor, in accordance with the terms of the Purchase Agreement, and (iii) the dissolution of Holdings, and (b) to take any other action and to issue, execute, deliver, file, and record all documents contemplated by the Plan, by the Purchase Agreement, or by this Order, whether or not any such document is specifically referred to in the Plan or the Purchase Agreement or any exhibits thereto and without further application to or order of this Court.

    9. All Persons holding Interests or Claims, including those arising from the rejection of any Executory Contract, that are dealt with under or addressed in the Plan, the Purchase Agreement, or herein be, and they hereby are, directed to issue, execute, deliver, file, and record any document, and to take any action necessary to implement, effectuate, and consummate the Plan and the Purchase Agreement in accordance with their terms, as may be modified herein, and all such Persons shall be bound by the terms and provisions of all documents to be executed by them in connection with the Plan and the Purchase Agreement, whether or not such documents actually have been executed by such Persons. Pursuant to 11 U.S.C. ss. 1142, the Debtors, Reorganized Farm Fresh, FF Acquisition, Richfood, and any other entity created or Person designated pursuant to the Plan or the Purchase Agreement be, and they hereby are, authorized and empowered to apply to the Bankruptcy Court for entry of an order directing any Person to issue, execute, deliver, file, or record any document or to perform any other act necessary to implement, effectuate, and consummate the Plan or the Purchase Agreement in accordance with their terms, as the same may be modified herein.

     10. Upon the consummation of the Purchase Agreement, FF Acquisition shall take full responsibility and shall assume all liabilities for the Assumed Liabilities, without any recourse whatever by FF Acquisition or any other party to the Debtors or Reorganized Farm Fresh, and the Debtors and Reorganized Farm Fresh shall have no further liability or responsibility related to any of the Assumed Liabilities in any manner or respect.

    11. With respect to any litigation included in the Assumed Liabilities, including, without limitation, all liabilities associated with that certain action styled The Fresh Market, Inc. v. Farm Fresh, Inc., Civil Action No. 1:97CV00945, pending in the United States District Court for the Middle District of North Carolina, Greensboro Division, and the Claims of Carol Martin, Sharon
A. Barish, and Opal Bowman against Farm Fresh, to the extent such Claims arise out of injuries sustained at Store No. 168, located at Western Branch Boulevard, Chesapeake, Virginia 23321, or Store No. 197, located at 1615 General Boothe Boulevard, Virginia Beach, Virginia 23454, upon the consummation of the Purchase Agreement, FF Acquisition shall assume the prosecution and defense of any such litigation, shall be deemed substituted for Farm Fresh as a plaintiff, defendant, or other party, as the case may be, in such litigation, and shall bear all responsibility for the satisfaction of any and all judgments rendered against FF Acquisition, as substituted for Farm Fresh, arising from such litigation.

    12. Other than the Assumed Liabilities, or as otherwise specifically set forth in the Purchase Agreement, FF Acquisition, in acquiring the Purchased Assets, is not assuming any of the Debtors' liabilities for any expenses, debts, obligations, liabilities, claims, demands, fines, or penalties arising out of or in any way related to the Purchased Assets or the operation of the Debtors' business.

    13. As of the Effective Date, the Transferred Executory Contracts, including all leases, subleases, brokerage and management agreements, and contracts relating solely to Store #299, located at 460 Wythe Creek Road, Poquoson, VA 23662, notwithstanding their inclusion on Exhibit A-1 to the Plan, shall be deemed assumed by Farm Fresh and assigned to FF Acquisition in accordance with the Bankruptcy Code, the Plan, and the Purchase Agreement. The Purchase Price (as defined in the Purchase Agreement) shall be reduced by $149,202 as a result of the assumption and assignment of Store #299 to FF Acquisition.

    14. All Executory Contracts that are not Transferred Executory Contracts (i) have been or are to be assumed and retained by Farm Fresh, pursuant to the terms of the Plan or pursuant to an order of this Court; (ii) are to be assigned to a party other than FF Acquisition pursuant to a motion to be filed with this Court, notwithstanding their inclusion on Exhibit A-1 to the Plan and/or
Schedule 2.3D of the Purchase Agreement (a list of such Executory Contracts is attached hereto as Exhibit B); (iii) are to be rejected pursuant to a motion to be filed with this Court, notwithstanding any previous characterization (a list of all such Executory Contracts is attached hereto as Exhibit C); (iv) are identified as "to be rejected" on the list attached to the Plan as Exhibit A-1 and not included on Exhibit B hereto; (v) are identified as "Non-Assumed Contracts" on Schedule 2.3D of the Purchase Agreement (Farm Fresh reserves the right to file a motion with this Court requesting assumption or rejection of the Executory Contracts listed on Exhibit D attached hereto within 30 days of the date hereof; if no such motion is filed, such Executory Contracts shall be deemed rejected); or (vi) are rejected pursuant to the terms of the Plan. All other Executory Contracts not specifically addressed by paragraph 13 and the first sentence of paragraph 14 hereof are hereby deemed rejected.

    15. For all Transferred Executory Contracts on which there has been default and which are assumed by Farm Fresh and assigned to FF Acquisition pursuant to the Plan and hereunder, FF Acquisition shall promptly cure or provide adequate assurance that it will promptly cure any such default.

    16. Upon consummation of the Asset Sale pursuant to the Purchase Agreement, FF Acquisition shall become obligated on all of the Transferred Executory Contracts, and shall perform all of the obligations thereunder in accordance with their terms and conditions, without any recourse whatever by FF Acquisition or any other party to the Debtors or Reorganized Farm Fresh, and the Debtors and Reorganized Farm Fresh shall have no further liability or responsibility related to any of the Transferred Executory Contracts in any manner or respect.

    17. To the extent that any party to a Transferred Executory Contract has not been given notice of the assumption and assignment of such Transferred Executory Contract prior to the date hereof, notwithstanding any findings contained herein, such party shall be permitted, on or before March 31, 1998, to file with this Court an objection to such assumption and assignment and request a hearing thereon. If no such objection and request for hearing is timely filed, the assumption and assignment shall be deemed final.

     18. Should an order be entered, which is no longer subject to modification or appeal, sustaining an objection to the assumption and assignment of a Transferred Executory Contract of nonresidential real property, then Farm Fresh and Reorganized Farm Fresh shall indemnify and hold FF Acquisition harmless from any loss, costs, expenses, or damages that FF Acquisition may incur as a result of such order, which indemnification claim shall, as to Farm Fresh, be an Administrative Claim.

    19. Pursuant to 11 U.S.C. ss. 363(m), the reversal or modification of the Asset Sale, including the assumption and assignment of the Transferred Executory Contracts, as provided for in this Order, as well as any order appointing a trustee or examiner, dismissing these Chapter 11 Cases, or converting these Cases to Cases under Chapter 7, shall not affect the validity of any transfer or conveyance pursuant hereto entered into in good faith prior to such reversal or modification unless, prior to the transfer or conveyance, this Order and such transfer or conveyance is stayed pending appeal.

    20. All insurance policies of the Debtors providing coverage to the Debtors' directors, officers, shareholders, agents, employees, representatives, and others for conduct in connection with the Debtors, to the extent such policies are Executory Contracts, are hereby deemed assumed by the Debtors as of the Confirmation Date. Whether such policies are Executory Contracts or not, if they have not done so already, on or prior to the Effective Date, the Debtors (i) shall cure any defaults under such insurance policies and (ii) shall purchase "tail" coverage for a period of six years with respect to any such policies, all as a cost and expense of administering these Cases and preserving the Debtors' estates, provided that the aggregate cost of such assumption, cure, and "tail" does not exceed $600,000.

    21. The Executory Contracts identified as "to be rejected" on the list attached to the Plan as Exhibit A-1, with the exception of those associated with Store #299 and those Executory Contracts listed on Exhibit B attached hereto (the "Rejected Executory Contracts"), are hereby deemed rejected as of the date hereof.

    22. Each party to a Rejected Executory Contract shall file a proof of claim related to any damages alleged to be suffered on account of such rejection on or before March 31, 1998, or shall be forever barred from asserting any claim for such damages. Parties filing such proofs of claim shall be forever barred from filing amended proofs of claim asserting additional or increased damages after March 31, 1998.

    23. To the extent that any party to a Rejected Executory Contract has not received notice of such rejection prior to the date hereof, notwithstanding any findings contained herein, such party shall be permitted, on or before March 31, 1998, to file with this Court an objection to such rejection and request a hearing thereon. If no such objection and request for hearing is timely filed, the rejection shall be deemed final.

    24. Each rejection, assumption, and assignment of an Executory Contract pursuant to the Plan and hereunder is hereby found to be in the best interest of the Debtors, their estates, and their creditors.

    25. Except as otherwise provided in the Plan or in this Order, on the Effective Date, but retroactive to the Confirmation Date, all property of the Debtors' respective bankruptcy estates, with the exception of the Purchased Assets, shall vest in Reorganized Farm Fresh, pursuant to the terms of the Plan, and is deemed to be free and clear of all Claims against or Interests in the Debtors, and any liens or encumbrances securing same.

    26. Except for those distributions expressly provided for under the Plan, no Creditor or Interest Holder of the Debtors may receive any payment from, or seek recourse against, any Assets that are to be distributed under the terms of the Plan. All Persons are precluded from asserting, against any property that is to be distributed under the terms of the Plan, any claims, obligations, rights, causes of action, liabilities, or equity interests based upon any act, omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided for in the Plan, this Order, or the Purchase Agreement, whether or not (a) a proof of claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under Section 502 of the Bankruptcy Code; or (c) the Holder of a Claim based upon such debt has accepted the Plan. Except as otherwise provided in the Plan, this Order, or the Purchase Agreement, all Holders of Allowed Claims and Allowed Interests arising prior to the Effective Date shall be permanently barred and enjoined from asserting against the Debtors, their successors, or the Assets, any of the following actions on account of such Allowed Claim or Interest: (a) commencing or continuing in any manner any action or other proceeding on account of such Claim or Interest against property to be distributed under the terms of the Plan, other than to enforce any right to distribution with respect to such property under the Plan;
(b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against any of the property to be distributed under the terms of the Plan, other than as permitted under sub-paragraph (a) above; and
(c) creating, perfecting, or enforcing any lien or encumbrance against any property to be distributed under the terms of the Plan.

    27. (a) On the Effective Date, the rights afforded to Holders of Allowed Claims and Allowed Interests (collectively, the "Releasing Parties") by and in the Plan and the exhibits thereto shall be in exchange for and in complete release, satisfaction, and discharge of any and all claims of any kind or nature arising on or prior to the Effective Date against the Debtors or the Assets and any and all claims arising out of or related to Claims or Interests that any Releasing Party has or may have against any Person who at the Effective Date is, or at the Petition Date was, an Affiliate of the Debtors or any Holder of an Allowed Claim or Allowed Interest (including without limitation, the Old Credit Agreement Banks and the DIP Facility Lenders) or any member of the Committee or any present or former shareholders, directors, officers, employees, agents, advisors, attorneys, professional persons, and representatives of the Debtors, each such Affiliate, each such Holder, and each such member of the Committee, and their respective heirs, representatives, successors, and assigns, in whatever capacity (collectively, with the Debtors, the "Released Parties"), including without limitation, claims arising from ownership of securities, under fraudulent conveyance or other laws relating to creditors' rights generally, claims with respect to securities laws, and claims related to fiduciary obligations. The Releasing Parties deemed to have released claims pursuant to
Section 9.5(a) of the Plan and herein shall be forever precluded from directly or indirectly asserting any such claims against any of the Released Parties, or their assets, or any of their Affiliates, or any of their present or former directors, officers, employees, agents, advisors, attorneys, professional persons, or representatives, or their respective heirs, representatives, successors, or assigns. To the extent that any of the Releasing Parties may be entitled to recover from any of the Released Parties, whether through the Convertible Debentures Subordination Provisions, the Holdings Notes Subordination Provisions, or otherwise, the proceeds of any claims released herein (other than any such claims against the Debtors), whether brought by one of the Releasing Parties or by any other Person, such Releasing Parties are deemed to have assigned all of their right, title, and interest in such proceeds to the Released Party against whom such proceeds are recovered. In addition, the Senior Noteholders are deemed to have assigned all of their right, title, and interest in the Convertible Debentures Subordination Provisions and the Holdings Notes Subordination Provisions to such of the Released Parties who may be affected by any action covered thereby. Notwithstanding anything to the contrary contained in the Plan, the United States of America and the Debentureholders shall not constitute Releasing Parties with respect to Released Parties other than the Debtors, as defined in the Plan or in this Order, and the foregoing release shall not apply to any Claims of such parties, except with respect to the Debtors and the Assets.

        (b) Except with respect to the rights under the Holdings Notes Subordination Provisions and the proceeds assigned pursuant to Section 9.5(a) of the Plan, on the Effective Date, the Released Parties and the Debtors shall be deemed to have completely released any Releasing Party from any and all claims of any kind or nature arising on or prior to the Effective Date against any such Releasing Party or its assets or any of its Affiliates, or any present or former shareholders, directors, officers, employees, agents, advisors, attorneys, professional persons, or representatives, and their respective heirs, representatives, successors, and assigns, in whatever capacity; provided, however, that no such right or claim shall be deemed released in connection with any and all Bankruptcy Claims, or in connection with any adversary proceeding or contested matter pending on the Confirmation Date. The Released Parties deemed to have released claims pursuant to Section 9.5(b) of the Plan and herein shall be forever precluded from asserting any such claims against any Releasing Party, or its assets, or any of its Affiliates, or any of its present or former directors, officers, employees, agents, advisors, attorneys, professional persons, or representatives, or their respective heirs, representatives, successors, or assigns.

        (c) On the Effective Date, provided that FF Acquisition consummates the transactions contemplated in the Purchase Agreement, except with respect to obligations under the Purchase Agreement, the Debtors on the one hand and Richfood and its Affiliates on the other shall be deemed to have each released the other from any and all claims of any kind or nature arising on or prior to the Effective Date. From and after the Effective Date, the Debtors on the one hand and Richfood on the other shall be forever precluded from directly or indirectly asserting any such released claims against the other, their assets, or any of their Affiliates or any of their present or former directors, officers, employees, agents, advisors, attorneys, professional persons, or representatives, or their respective heirs, representatives, successors, or assigns.

        (d) Notwithstanding any provision of the Plan to the contrary, the releases contained in Section 9.5 of the Plan and herein shall not be construed as or operate as a release of or limitation on (i) claims between and among the Releasing Parties and the Released Parties that do not relate to or involve the Debtors, or (ii) objections to Claims or Interests.

    28. On the Effective Date, the Debtors, on their own behalf, and on behalf of all the Debtors' stockholders and Creditors derivatively, shall be deemed to have waived, released, and discharged all present or former shareholders, directors, officers, employees, agents, advisors, attorneys, professional persons, and representatives of the Debtors, and their respective heirs, representatives, successors, and assigns, from all liability based upon any act or omission related to past service with, for, or on behalf of the Debtors or their Affiliates; provided, however, that notwithstanding anything contrary contained in the Plan, such waiver, release, and discharge shall not affect any claims of the United States of America or the Debentureholders, and such parties shall not be foreclosed from pursuing derivative claims, if any. The immediately preceding sentence shall not, however, apply to (i) any indebtedness of any Person to the Debtors for money borrowed by such Person, or (ii) any setoff or counterclaim that the Debtors may have or assert against any Person, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Person against the Debtors. Holders of Claims and Interests against the Debtors, other than the United States of America and the Debentureholders, shall be enjoined from commencing or continuing any action, employment of process, or act to collect, offset, or recover any such claim that could be brought on behalf of or in the name of the Debtors.

   29. As provided in the Plan, any Person deemed to have released Claims under
Section 9.5 or 9.6 of the Plan, as modified hereunder, shall be forever enjoined from commencing or continuing any action, employment of process, or act to collect, offset, or recover any such Released Claim from any Released Party.

    30. Except for proceedings brought in this Court as contemplated by Article XI of the Plan or by further order of this Court, each Holder of a Claim, each Holder of an Interest, the Debtors, and any other party-in-interest, and any Person or entity acting or purporting to act by, through, under, or on behalf of any of the foregoing shall be, and they hereby are, forever enjoined from commencing any action in any court or other forum seeking to modify any term of the Plan or any related document, including this Order, or to interfere with any act taken or to be taken thereunder, any distribution or transfer of assets or property made or to be made thereunder, or any payment or performance of obligations thereunder, provided, however, that the foregoing injunction shall not affect, restrict, or override the reservation of rights of the Holders of Class 3B Claims set forth in Section 5.4 of the Plan.

    31. (a) Those members of the Debtors' Boards of Directors who are serving as of the Confirmation Date shall continue to serve in such capacity until the Effective Date, or the date of dissolution in the case of Holdings. On the Effective Date, the members of the Farm Fresh Board of Directors shall be deemed to have resigned. On the date of Holdings' dissolution, the members of the Holdings Board of Directors shall be deemed to have resigned. As of the Effective Date, the Board of Directors of Reorganized Farm Fresh shall consist of one or more of the following persons -- Richard D. Coleman, a representative or representatives of PPM America Special Investments Fund LP, Moore Capital Management, Inc., and/or Conseco Capital Management, and an unrelated party or parties, each of whom shall be, and hereby is, authorized and empowered to serve on such Board. The Committee shall file with the Court prior to the Effective Date a notice of the initial members of the Reorganized Farm Fresh Board of Directors.

        (b) On the Effective Date, the only possible insider who may be employed or retained by Reorganized Farm Fresh is Richard D. Coleman, and the nature of his compensation has been previously disclosed in papers filed with this Court. The principal executive officers of Reorganized Farm Fresh may include Mr. Coleman and/or one or more unrelated party or parties. The Committee shall file with the Court prior to the Effective Date a notice of the initial officers of Reorganized Farm Fresh.

    32. As of the Effective Date, each of the Notes shall be of no further force or effect, without any further action on the part of the Debtors, and the Holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive distributions in accordance with the Plan.

    33. No Holder of any of the Notes shall be entitled to any distribution under the Plan unless and until such Holder has first surrendered or caused to be surrendered to Reorganized Farm Fresh the original Notes held by it or, in the event that such original Notes have been lost, destroyed, stolen, or mutilated, has first executed and delivered an affidavit of loss and indemnity with respect thereto in form customarily utilized for such purposes that is reasonably satisfactory to Reorganized Farm Fresh and, in the event Reorganized Farm Fresh so requests, has first furnished a bond in form and substance (including, without limitation, amount) reasonably satisfactory to Reorganized Farm Fresh. As soon as practicable after such surrender or such delivery of an affidavit of loss and indemnity and such furnishing of a bond as provided in
Section 6.7(b) of the Plan, Reorganized Farm Fresh shall make the distributions, if any, provided under the Plan. Promptly upon surrender of such instruments, Reorganized Farm Fresh shall cancel the applicable Notes.

    34. As of the Effective Date, the Farm Fresh Common Stock, the Holdings Common Stock, and the Holdings Preferred Stock shall be of no further force and effect, without any further action on the part of the Debtors.

    35. On the Effective Date (or as soon thereafter as is possible), 1,000,000 shares of common stock of Reorganized Farm Fresh (the "New Common Stock"), which shall constitute all of the then issued and outstanding shares of New Common Stock, shall be issued and distributed in accordance with Section
6.12 of the Plan.

    36. On the Effective Date (or as soon thereafter as is possible), Richfood shall issue and distribute in accordance with the Purchase Agreement and Sections 5.3 and 6.13 of the Plan the warrants (the "Warrants") to purchase shares of Richfood common stock, without par value ("Richfood Common"). Richfood is a successor to Farm Fresh within the meaning of Section 1145(a)(1) of the Bankruptcy Code.

    37. Pursuant to Sections 5.2, 5.3, and 5.4 of the Plan, prior to the Effective Date, Farm Fresh and the Committee shall attempt in good faith to agree to the value of the New Common Stock, the Warrants, and anticipated Available Farm Fresh Cash. To the extent such parties cannot agree on the value of such items, this Court shall hold a hearing to determine such value on March 3, 1998, at 11:00 a.m., or as soon thereafter as counsel may be heard.

    38. Any securities to be issued under the Plan (the "Securities") including, without limitation, the New Common Stock and the Warrants, shall be issued in exchange or principally in exchange for Claims against or Interests in Farm Fresh. Pursuant to Section 1145(a)(1) of the Bankruptcy Code, the issuance of the Securities under the Plan, including without limitation the New Common Stock, the Warrants, and shares of Richfood Common to be issued upon exercise of the Warrants, shall be exempt from the registration requirements of the Securities Act of 1933, as amended, and any state or local laws requiring registration for the sale of securities. Pursuant to Section 1145(c) of the Bankruptcy Code, such Securities, when issued or sold, shall be freely transferable by the recipients thereof, subject to: (i) the provisions of
Section 1145(b) of the Bankruptcy Code relating to "underwriters," as defined therein: (ii) any restrictions contained in the terms of the Securities themselves; and (iii) any restriction on the Securities that has been agreed to by the holder of the Securities with respect thereto.

    39. Persons receiving the Securities who are "underwriters," as defined in Section 1145(b)(1) of the Bankruptcy Code, are hereby prohibited from distributing, selling, or otherwise disposing of the Securities, except: (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended; (ii) with respect to those "underwriters" who are not "issuers," in "ordinary trading transactions," as provided in Section 1145(b)(1) of the Bankruptcy Code; (iii) with respect to those "underwriters" who are "affiliates," as defined in Rule 144(a)(1) under the Securities Act of 1933, as amended, in compliance with Rule 144 (other than as to the holding period of Rule 144(d)); or (iv) pursuant to an applicable exemption from registration requirements and subject to fulfillment of terms and conditions as to securities law compliance (including upon subsequent transfer) reasonably satisfactory to the issuer of the respective Securities. For the purposes of this Order, "ordinary trading transactions" shall mean any sale or distribution of the Securities that does not involve: (i) concerted action by the recipients of the Securities in connection with the disposition of such Securities, or concerted action on behalf of one or more such recipients in connection with such disposition; (ii) use of informational documents concerning the Securities prepared or used to assist in the resale of the Securities, other than the Disclosure Statement, supplements thereto, if any, and any documents filed by the issuer of such Securities with the Securities and Exchange Commission pursuant to the Securities Act of 1934, as amended; and (iii) special compensation to brokers and dealers in connection with the disposition of the Securities designed as a special incentive to resell the Securities, other than the compensation that would normally be paid pursuant to arms length negotiations between a seller and a broker or dealer, each acting unilaterally, and in amount not greater than compensation that would be paid for a routine similar-size sale of similar securities of a similar issuer.

    40. Upon issuance pursuant to the Plan, the New Common Stock and the Warrants will be duly and validly issued and will be fully paid and non-assessable. The shares of Richfood Common issuable upon the exercise of the Warrants, when issued in accordance with the terms thereof, will be duly and validly issued, fully paid, and non-assessable.

    41. The solicitation of votes on the Plan, and the offer, issuance, and sale of the New Common Stock and the Warrants, were conducted in good faith within the meaning of Section 1125(e) of the Bankruptcy Code.

   42. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of any security under the Plan; the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan or the Purchase Agreement; and the revesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by the Plan or the Purchase Agreement shall not be taxed under any state or local law imposing a stamp tax, transfer tax, or similar tax or fee.

    43. On the Effective Date, the Committee shall dissolve, and the members of the Committee shall be released and discharged from all rights and duties arising from or related to these Cases, if any. Unless otherwise agreed by Reorganized Farm Fresh, the professionals retained by the Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date and approved by the Bankruptcy Court.

    44. Following the Effective Date, Reorganized Farm Fresh hereby is ordered and appointed to represent the Debtors' estates, assume the Debtors' authority in respect thereof, and complete the Debtors' responsibilities in regard to matters in relation to these Cases including, but not limited to, with respect to objections to any Claim, post-confirmation notices, reports, and the Final Report and Decree in accordance with 11 U.S.C. ss. 1106(a)(7), Bankruptcy Rule 3022, and Local Bankruptcy Rule 58; and Reorganized Farm Fresh may select its own counsel(s) and advisor(s) with respect to the foregoing without further order of this Court. Except with respect to Administrative Claims, any and all objections to the allowance of any Claim or Interest not heretofore objected to shall be filed within 60 days after the later of the Effective Date and the date such Claim or Interest is filed, unless such period of time is extended by the Bankruptcy Court.

    45. All distributions or other consideration required to be made by Reorganized Farm Fresh pursuant to the Plan shall be made within such time periods as provided by the Plan, and all such distributions shall be deemed timely and proper if mailed by first class mail on or before the distribution dates set forth in the Plan, or as soon thereafter as practicable, to the last known address of the Person entitled thereto.

    46. This Court hereby retains jurisdiction of the business and assets of the Debtors until the Effective Date. From and after the Effective Date, this Court shall retain and have exclusive jurisdiction over the Debtors, Reorganized Farm Fresh, and these Chapter 11 Cases pursuant to and for the purposes of Sections 105(a), 1127, and 1142 of the Bankruptcy Code and for such purposes as may be necessary or useful to aid the confirmation, consummation, and implementation of the Plan and the Purchase Agreement as provided for in Article XI of the Plan and as permitted under the Bankruptcy Code.

    47. The provisions of the Plan and this Order shall be binding on the Debtors, Reorganized Farm Fresh, FF Acquisition, Richfood, each Creditor, each Interest Holder, and every other party-in-interest in these Cases.

    48. The stay in effect in these Cases pursuant to 11 U.S.C.ss. 362(a) shall continue inffect until the Effective Date, and at that time shall be dissolved and of no further force or effect, subject to the injunctions provided for herein and in the Plan.

    49. Notwithstanding any other provision of the Plan or this Order, the Effective Date of the Plan shall not occur and shall not be binding on any party unless and until each of the following conditions has been satisfied or waived as provided in Section 8.3 of the Plan: (i) this Order has been entered on the docket by the Clerk of this Court and has not been reversed, stayed, modified, or amended, and the time for filing a notice of appeal, or petition for certiorari, or request for reargument or further review or rehearing shall have expired, (ii) all other documents provided for under the Plan and herein have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited by such documents, (iii) provided the remaining conditions of Section 8.2 of the Plan have been duly satisfied or waived, the Asset Sale has been consummated, (iv) the Debtors have filed with this Court statements as required by Section 8.2(d) of the Plan and the Committee has not objected pursuant to the terms thereof, (v) the Debtors have satisfied all of their Obligations (as defined under the DIP Facility) under the DIP Facility, and the DIP Facility has been terminated, and (vi) the Effective Date occurs no later than March 5, 1998. Notwithstanding Section 1.47 of the Plan, the Effective Date may occur as soon as eleven days after the date of this Order.

    50. Notwithstanding Section 12.9 of the Plan, to the extent that Sea Fin Holding Corporation or John Knox Limited Partnership prove that they are entitled to attorneys' fees as part of their Allowed Claims, if any, such Allowed Claims may include such attorneys' fees.

    51. Notwithstanding Section 1.5 of the Plan, Sea Fin Holding Corporation shall not be precluded from asserting punitive damage claims as part of its Allowed Claim, if any, and Farm Fresh and Reorganized Farm Fresh shall be permitted to oppose the inclusion of such punitive damage claims as part of such Allowed Claim, if any.

    52. This Order shall be deemed annulled at such time prior to consummation of the Asset Sale as a condition to the Effective Date that has not been waived in a writing executed by the Debtors and the Committee can no longer be satisfied. If the Effective Date does not occur for any reason, then the Plan shall be null and void and, in such event, nothing contained in the Plan or herein shall be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings (whether or not such proceedings involve the Debtors).

    53. All applications for final allowances of compensation and reimbursement of expenses pursuant to 11 U.S.C. ss.ss. 330 and 503(b) in connection with these Chapter 11 Cases and of any other Administrative Claims not incurred in the ordinary course of the Debtors' business prior to the Confirmation Date shall be filed with the Court and served upon and received by
(i) Dechert Price & Rhoads, Co-Counsel for the Debtors, 30 Rockefeller Plaza, New York, NY 10112 (Attn: Joel H. Levitin), (ii) Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Co-Counsel for the Debtors, 919 Market Street, Suite 1000, Wilmington, DE 19801 (Attn: Joanne B. Wills), (iii) Wachtell, Lipton, Rosen & Katz, Counsel for the Informal Steering Committee of Holders of 12.25% Senior Notes, 51 West 52nd Street, New York, NY 10019 (Attn: Chaim J. Fortgang),
(iv) Kaye, Scholer, Fierman, Hays & Handler, LLP, Counsel for Fleet Capital Corporation, as Agent, 425 Park Avenue, New York, NY 10022-3598 (Attn: Herbert Edelman), and (v) Office of the United States Trustee, 601 Walnut Street, Curtis Center, Suite 950 W, Philadelphia, PA 19106 (Attn: John D. McLaughlin), on or before March 31, 1998 at 4:00 p.m. A hearing on all such applications shall be held before the Honorable Joseph J. Farnan, Jr., Chief United States District Judge, on April 22, 1998 at 11:00 a.m., at the United States District Court, 844 King Street, Wilmington, DE 19801, or as soon thereafter as counsel may be heard. Objections, if any, to such applications shall be filed with this Court and served upon and received by the above-referenced parties and the party whose application is the subject of such objection, on or before April 15, 1998 at 4:00 p.m.

    54. Notwithstanding the foregoing paragraph, FF Acquisition shall file any Administrative Claims it may have arising under the Purchase Agreement, the Plan, or this Order within 60 days of the Effective Date.

    55. Nothing herein, nor in the Plan, shall be deemed, interpreted, or otherwise construed as a waiver of JLW Produce, Inc.'s rights under the trust provisions of the Perishable Agricultural Commodities Act (PACA), 7 U.S.C. ss. 499a et seq.

    56. The Claims Filing Bar Date (as defined in the Plan) shall be March 31, 1998 at 4:00 p.m. The Indenture Trustee for the Senior Notes may file a single proof of claim on behalf of all of the Senior Noteholders.

    57. The Debtors shall mail to all parties-in-interest in these Cases notice of the entry of this Order, together with notice of the Claims Filing Bar Date and the last day for filing Administrative Claims and Rejection Claims and for filing objections in certain limited circumstances (i) to the assumption and assignment of Transferred Executory Contracts and (ii) to the rejection of other Executory Contracts, all as contained herein.


Wilmington, DE
February 20, 1998

                                              ----------------------------
                                              Hon. Joseph J. Farnan, Jr.
                                              Chief United States District Judge